Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is effective as of the Effective Date (as defined below) and is made by and between Tivity Health, Inc., a Delaware corporation (the “Company”), and Dawn M. Zier (“Executive”). This Agreement replaces and supersedes any other agreements between Executive and the Company or its subsidiaries.

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of December 9, 2018, by and among the Company, Sweet Acquisition, Inc., a Delaware corporation, and Nutrisystem, Inc., a Delaware corporation (the “Merger Agreement”);

WHEREAS, Executive has previously served as Chief Executive Officer and President of Nutrisystem, Inc. pursuant to that certain Letter Agreement, dated as of November 1, 2012, by and between Executive and Nutrisystem, Inc., a copy of which is attached as Exhibit A (as amended, the “NTRI Employment Agreement”);

WHEREAS, the Company desires that Executive serve in the role identified herein and Executive desires to hold such position under the terms and conditions of this Agreement; and

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of Executive with the Company, effective as of the closing of the transaction contemplated by the Merger Agreement (the “Effective Date”).

NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

I. EMPLOYMENT. The Company hereby employs Executive and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement.

II. TERM. The Company agrees to employ Executive pursuant to the terms of this Agreement, and Executive agrees to be so employed, for a term of one year (the “Initial Term”) commencing as of the Effective Date. On each anniversary of the Effective Date following the Initial Term, the term of this Agreement shall be automatically extended for successive one-year periods, provided, however, that either party hereto may elect not to extend this Agreement by giving written notice to the other party at least 30 days prior to the end of the Initial Term or any renewal term. Notwithstanding the foregoing, Executive’s employment hereunder may be earlier terminated in accordance with Section VI hereof. The period of time between the Effective Date and the termination of Executive’s employment under this Agreement shall be referred to herein as the “Term.” A non-renewal of the Term by the Company in accordance with this Section II shall be treated as a termination without Cause (as defined below), and a non-renewal of the Term by Executive in accordance with this Section II shall be treated as a termination without Good Reason (as defined below).

III. POSITION; SUCCESSION PLANNING.

A. Position and Duties. Executive shall serve as the President and Chief Operating Officer (the “COO”) of the Company. In this capacity, Executive shall have the duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, and such other duties, authorities and responsibilities as the Board of Directors of the Company (the “Board”) shall designate from time to time that are not inconsistent with the Executive’s position as the President and COO of the Company. Executive shall report solely to the Chief Executive Officer of the Company (the “CEO”). On or promptly following the Effective Date, Executive shall be appointed to the Board. Executive agrees to serve, without any additional compensation, as a director on the Board and/or, as may be reasonably requested by the Board or the Company from time-to-time, the board of directors of any subsidiary of the Company, and/or in one or more officer positions with the Company and/or any subsidiary of the Company, as is consistent with and related to her position as the President and COO of the Company. During the Term, the Board shall nominate Executive for re-election as a member of the Board at each annual meeting of the Company’s stockholders occurring during the Term; provided that the foregoing shall not be required to the extent prohibited by legal or regulatory requirements. When Executive’s employment terminates for any reason, Executive will resign as a director and/or officer of the Company (and any of its subsidiaries). All resignations shall be effective no later than the Date of Termination (as defined in Section VI.H).

B. Primary Location; Travel. Executive will perform services for the Company primarily in Fort Washington, Pennsylvania; provided, however, that Executive will travel as reasonably required to fulfill Executive’s obligations under this Agreement.

C. Succession Planning. Following the Effective Date, the Board will meet with Executive periodically regarding succession planning and will provide Executive with its view regarding succession planning for the role of the CEO by no later than the Company’s 2020 annual meeting of stockholders.

IV. DUTIES; SERVICE ON OTHER BOARDS. Executive shall devote Executive’s full working time and attention to the business and affairs of the Company; provided, however, that it shall not be a violation of this Agreement for Executive to continue to serve on those for-profit boards on which Executive is serving as of the Effective Date and any non-profit boards, to manage her passive personal investments, or to engage in or serve such civic, community, charitable, educational, or religious organizations as she may select, so long as she does not, directly or indirectly hold more than a total of 2% of all shares of stock of any public company and such board service and other activities do not materially interfere with the performance of Executive’s responsibilities under this Agreement or violate Executive’s restrictive covenant obligations in Section IX of this Agreement.

V. COMPENSATION.

A. Base Salary. Executive’s initial base salary as of the Effective Date is $875,000. The initial base salary and any increase is defined as the “Base Salary.” The Base Salary is paid in accordance with the Company’s normal payroll practices, but not less frequently than monthly and subject to applicable taxes and withholding. Executive’s Base Salary shall be subject to annual review by the Board (or a committee thereof), and may be increased, but not decreased below its then current level, from time to time by the Board.

B. Special Retention Award. On or effective as of the Effective Date, Executive will be granted restricted stock units (“RSUs”) with a grant date fair value of $2,000,000 and performance stock units (“PSUs”) with a grant date fair value of $2,000,000 (at target), which will be issued pursuant to the Company’s Amended and Restated 2014 Stock Incentive Plan and the RSU award agreement, in substantially the form attached as Exhibit B hereto, and the PSU award agreement, in substantially the form attached as Exhibit C hereto, respectively (such RSUs and PSUs, collectively, the “Special Retention Award”).

C. Annual Bonus. Annual Bonus. Commencing in respect of fiscal year 2019, Executive will be eligible to receive an annual bonus (“Bonus”) in cash that is targeted to equal 100% of Base Salary. The annual bonus program will be established by the Compensation Committee of the Board and may consist of a combination of individual performance objectives and corporate-level performance metrics; provided that the portion of the Executive’s Bonus based on corporate-level performance metrics shall not be less than 75% and that any corporate-level performance metrics applicable to Executive will be generally consistent with those established for the other senior executives of the Company. Corporate-level performance metrics for the Executive will have a threshold of 50% of target and a maximum of 200% of target. Except as set forth in Section VI of this Agreement, the Bonus for fiscal year 2019 will not be prorated for Executive’s partial year of service following the Effective Date. The Bonus shall be structured and paid in accordance with the terms and conditions of the bonus program established by the Compensation Committee of the Board.

D. Long-Term Incentive Awards. Executive will participate in the Company’s long-term incentive program (“LTIP”). Each year, including 2019, Executive will be granted an LTIP award with a grant date fair value of $4,750,000. The LTIP award will be in addition to the Special Retention Award.

E. Stock Ownership Guidelines. The stock ownership guidelines applicable to Executive shall be no less favorable than those applicable to any other individual who has the same or higher salary grade as Executive and will initially be 2.2x Base Salary.

F. Assumed Equity Awards.

1. Stock options held by Executive as of the Effective Date and assumed by the Company pursuant to the Merger Agreement shall be cashed out in accordance with the terms of the Merger Agreement.

2. Restricted stock awards held by Executive as of the Effective Date and assumed by the Company pursuant to the Merger Agreement shall be subject to the terms and conditions set forth in the restricted stock award agreement attached hereto as Exhibit D-1.

3. Performance-based restricted stock unit awards held by Executive as of the Effective Date and assumed by the Company pursuant to the Merger Agreement shall be subject to the terms and conditions set forth in the restricted unit award agreements attached hereto as Exhibit D-2, Exhibit D-3 and Exhibit D-4.

G. Benefit Plans. Executive shall be entitled to participate in all those benefit plans that are maintained by the Company for senior executives, on the same basis as those benefits are generally made available to other senior executives of the Company. Also, during the Term, Executive shall be entitled to fringe benefits and perquisites on the same basis as those benefits are generally made available to other senior executives of the Company. Nothing in this Agreement shall require the Company to establish and/or maintain any such plans.

H. Vacation. Executive shall be entitled to paid vacation in accordance with the Company’s policy generally applicable to other senior executives of the Company as in effect from time to time.

I. Business and Travel Expenses. In accordance and subject to compliance with the Company’s expense reimbursement policy, upon presentation of appropriate documentation, Executive shall be reimbursed for all reasonable business expenses incurred in connection with the performance of Executive’s duties hereunder.

VI. TERMINATION OF EMPLOYMENT. The termination of Executive’s employment and this Agreement may occur as follows:

A. By Mutual Consent. The Company and Executive may agree in writing to terminate this Agreement at any time.

B. Death or Disability. If Executive’s employment ceases due to Executive’s death or Disability (as defined below), Executive (or Executive’s estate) will be entitled to the following:

1. The “Accrued Amounts,” which shall mean: (A) any unpaid Base Salary through the Date of Termination, payable within 30 days following the Date of Termination; (B) any Bonus earned but unpaid with respect to the fiscal year ending on or preceding the Date of Termination, payable at the time such bonuses would have been paid if Executive was still employed with the Company; (C) reimbursement for any unreimbursed business expenses incurred through the Date of Termination within 30 days following the Date of Termination; and (D) any vested benefits payable under the terms of any applicable plan and in accordance therewith; and

2. The “Pro-Rata Bonus,” which shall mean a pro-rata portion of Executive’s Bonus for the fiscal year in which the Date of Termination occurs based on actual results for such year (determined by multiplying the amount of such Bonus which would be due for the full fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that Executive is employed by the Company and the denominator of which is 365), payable in accordance with the term of the applicable Bonus plan at the same time the Bonus would have been paid if Executive continued to be employed by the Company.

If Executive’s employment ceases due to Executive suffering a Disability, the payments and benefits provided for in this Section VI.B, other than the Accrued Amounts, will be conditioned on (1) Executive’s execution and delivery to the Company of an enforceable release of claims against the Company and its affiliates, in a form attached hereto as Exhibit E (a “Release”); (2) such Release becoming irrevocable within 30 days following the cessation of Executive’s employment (or within any longer period designated for review and revocation period within such Release); and (3) Executive’s continued compliance with Executive’s restrictive covenant obligations to the Company in Section IX of this Agreement.

For purposes of this Agreement, “Disability” shall mean a condition entitling Executive to benefits under any long-term disability plan or policy maintained or funded by the Company.

C. By the Company for Cause.

1. If any of the following occurs, the Company may terminate Executive’s employment by written notice to Executive specifying the event(s) (each of which shall constitute “Cause” for termination):

(a) Executive is convicted of a felony; or

(b) in the reasonable determination of the Company, Executive has done any one of the following: (1) committed an act of fraud, embezzlement, or theft in the course of Executive’s employment, (2) caused intentional, wrongful damage to the property of the Company, (3) Executive’s material breach of any agreement with the Company or its affiliates or any duty owed to the Company or its stockholders, or material violation of any written policy or procedure of the Company, and such breach or violation (if curable) is not cured within 30 days after receiving written notice from the Company specifying the details of the breach, or (4) engaged in gross misconduct or gross negligence in the course of employment. For avoidance of doubt, (x) Executive’s unwillingness to relocate her family’s permanent residence to any location at the Company’s request shall not constitute “Cause,” and (y) a termination due to Executive suffering a Disability will not constitute a termination “without Cause.”

2. If Executive’s employment is terminated under this Section VI.C., Executive shall be entitled to receive the Accrued Amounts, and nothing more, subject to Section VI.F.

D. By the Company Without Cause or by Executive for Good Reason or as a Result of Non-Extension of this Agreement. If Executive’s employment ceases due to a termination by the Company without Cause, a resignation by Executive with Good Reason (as defined below) or as a result of the non-extension of the Term by the Company as provided in Section II, Executive will be entitled to:

1.	The Accrued Amounts;

2.	Continuation of then current Base Salary for two years at customary payroll intervals;

3.

Credit against total monthly COBRA premium (if administratively possible) or reimbursement to Executive of the portion of the monthly COBRA premium that exceeds the active employee cost of group health coverage for 18 months (such credits/reimbursements to be made monthly based on continued COBRA enrollment);

4.	The Pro-Rata Bonus; and

5.	Direct payment to a service provider of Executive’s choice of the reasonable costs of up to 12 months of executive outplacement benefits, up to a maximum of $50,000.

The payments and benefits provided for this Section VI.D (other than the Accrued Amounts) are conditioned upon: (1) Executive’s execution and delivery to the Company of the Release; (2) the Release becoming irrevocable within 30 days following the cessation of Executive’s employment (or within any longer period designated for review and revocation period within such Release); and (3) Executive’s continued compliance with Executive’s restrictive covenant obligations to the Company in Section IX of this Agreement.

For purposes of this Agreement, “Good Reason” shall mean (1) a material diminution of Executive’s title, authority, duties or responsibilities or a change in Executive’s reporting structure each as in effect immediately following the Effective Date in accordance with this Agreement or any greater level existing following the Effective Date; (2) a material reduction in Executive’s then current Base Salary, target Bonus opportunity, or target annual long term equity incentive grant; (3) a material change in the geographic location at which Executive performs services for the Company; (4) failure of the Board to appoint Executive as a member of the Board upon or promptly following the Effective Date or to nominate Executive for re-election upon expiration of any term of service as a director so long as Executive is an employee of the Company (it being understood that Executive will resign from the Board upon any termination of Executive’s employment); or (5) a material breach of this Agreement by the Company; provided that, any such event will constitute Good Reason only if Executive notifies the Company in writing of such event within 90 days following the initial occurrence thereof, the Company fails to cure such event within 30 days after receipt from Executive of written notice thereof, and Executive resigns Executive’s employment within 30 days following the expiration of the cure period.

E. Termination by Executive Without Good Reason At Any Time or Within 60 Days Following First Anniversary. If Executive terminates Executive’s employment without Good Reason at any time, Executive shall be entitled to the Accrued Amounts. In addition, if Executive terminates Executive’s employment for any reason during the 60-day period following the first anniversary of the Effective Date, Executive will receive the same severance as provided in Section VI.D. upon a termination without Cause or with Good Reason, subject to delivery of a Release.

F. Treatment of Equity Awards. For purposes of Sections VI.A. through VI.E., all outstanding stock options, restricted stock, RSUs, PSUs and any other equity incentives, including the Special Retention Award, shall be treated solely in accordance with the terms of the award agreements to which the Company and Executive are parties on the Date of Termination.

G. Timing of Payments.

1. Delay of Payments Pursuant to Section 409A. It is intended that (1) each installment of the payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the Internal Revenue Code (the “Code”) and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything to the contrary in this Agreement, if the Company determines (i) that on the date Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, Executive is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)) of the Company and (ii) that any payments to be provided to Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement then such payments shall be delayed until the date that is six months after the date of Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or, if earlier, the date of Executive’s death. Any payments delayed pursuant to this Section VI.G shall be made in a lump sum on the first day of the seventh month following Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or, if earlier, the date of Executive’s death. In addition, to the extent that any reimbursement, fringe benefit or other, similar plan or arrangement in which Executive participates during Executive’s employment or thereafter provides for a “deferral of compensation” within the meaning of Section 409A of the Code, such amount shall be paid in accordance with Section 1.409A-3(i)(1)(iv) of the Treasury Regulations, including (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) any such reimbursement or payment may not be subject to liquidation or exchange for another benefit. In addition, notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Section 409A of the Code and the Treasury Regulations promulgated thereunder be subject to offset by any other amount unless otherwise permitted by Section 409A of the Code. For the avoidance of doubt, any payment due under this Agreement within a period following Executive’s termination of employment or other event shall be made on a date during such period as determined by the Company in its sole discretion. Notwithstanding any other provision of this Agreement, if the Release consideration and revocation period begins and ends in separate years, the payment or commencement of any payments contingent upon the return and nonrevocation of the Release, shall be made or commence in the subsequent year in all events. For purposes of the payment or reimbursement of medical premiums (including any reimbursement of COBRA premiums), the Company may treat the amounts paid by it for premiums as taxable to Executive or make such payments (less any required withholding) directly to Executive to the extent required to avoid adverse consequences to Executive or the Company under either Section 105(h) of the Code or the Patient Protection and Affordable Care Act of 2010 as amended, and/or the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable) (collectively, the “PPACA”). Additionally, the Company may modify or discontinue the continuation coverage contemplated by this Agreement to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of the PPACA (to the extent applicable).

2. Parachute Payments. If the severance and other benefits provided for in the Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section VI.G.2, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance and other benefits under the Agreement shall be payable either (A) in full, or (B) as to such lesser amount which would result in no portion of such severance and other benefits being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits under the Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Any reduction shall be made in the following manner: first a pro-rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (i) equity-based compensation subject to Section 409A of the Code as deferred compensation and (ii) equity-based compensation not subject to Section 409A of the Code Reduction in either cash payments or equity compensation benefits shall be made pro-rata between and among benefits which are subject to Section 409A of the Code and benefits which are exempt from Section 409A of the Code. Unless the Company Parties and Executive otherwise agree in writing, any determination required under this Section VI.G.2 shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company Parties for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.

The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section VI.G.2. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section VI.G.2.

H. Date of Termination. The date of delivery of a notice of termination, resignation or non-renewal by either the Company or Executive shall constitute the “Date of Termination,” unless otherwise set forth herein or in the notice of termination, resignation or non-renewal. For purposes of this Agreement, Executive will be deemed to have terminated employment when Executive has a “separation from service” from the Company as determined in accordance with Treasury Regulation 1.409A-1(h).

VII. REPRESENTATIONS. Executive represents and warrants that Executive is not a party to any agreement or instrument that would prevent Executive from entering into or performing Executive’s duties in any way under this Agreement.

VIII. ASSIGNMENT, BINDING AGREEMENT. This Agreement is a personal contract and the rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by Executive, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there is no such designee, to Executive’s estate.

IX. CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION. Executive shall comply with all of the terms of that certain nondisclosure and noncompete agreement, of even date hereof, by and between Executive and the Company, a copy of which is attached hereto as Exhibit F.

X. INDEMNIFICATION. The Company shall indemnify and hold Executive harmless for and against all costs, expenses, liabilities, losses, fees (including without limitation, attorneys’ and/or other professional fees, disbursements and charges), awards, judgements, penalties, fines, verdicts, taxes, penalties, sanctions and interests, arising out of any and all acts and/or omissions, or claims acts and/or omissions, in her capacity as an officer, directors, manager, agent, representative, member and/or employee of the Company, to the maximum extent permitted under the greater of (A) any Company corporate governance document (such as a bylaw or articles of incorporation); or (B) applicable law. Executive shall further be entitled to a prompt advancement of any and all reasonable costs, expenses, disbursements, and fees (including without limitation, attorneys’ and/or other professional fees, disbursements and charges) incurred or to be incurred by her in connection with an actual or threatened civil, criminal, regulatory, arbitral, governmental, administrative and/or other action of other proceeding, or investigation, arising out of any and all acts and/or omissions, or claimed acts and/or omissions, in her capacity as an officer, director, manager, agent, representative, member and/or employee of the Company, subject to her execution of an undertaking to repay such advances if her conduct is later determined not to have met the standard required for indemnification of such amounts and subject further to any other requirement or condition imposed by applicable law.

XI. TAX WITHHOLDING. The Company shall withhold from any and all amounts payable under this Agreement such federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation.

XII. LIABILITY INSURANCE. During the Term, the Company shall maintain, for the benefit of the Executive, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained by the Company for any other senior executive officer or director. The Executive’s rights under this Section XII shall continue so long as such liability may exist, whether or not this Agreement or Executive’s employment with the Company may have terminated prior thereto.

XIII. LEGAL FEES. Within 30 days upon presentation of appropriate documentation, the Company shall pay all reasonable and documented legal fees and related expenses incurred in connection with the drafting, negotiation and execution of this Agreement and other documents relating to equity arrangements.

XIV. ENTIRE AGREEMENT. This Agreement, together with the other agreements specifically referenced in this Agreement, contain all the understandings between the parties pertaining to the matters referred to herein, and supersedes any other undertakings and agreements (including, without limitation, the NTRI Employment Agreement and all other agreements between Nutrisystem, Inc. and Executive, each of which is hereby terminated), whether oral or written, previously entered into by them with respect thereto. Executive represents that, in executing this Agreement, Executive does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter or effect of this Agreement or otherwise and that Executive has had the opportunity to be represented by counsel of Executive’s choosing.

XV. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended or waived, unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

XVI. NOTICES. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier, facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated on the signature page or to such other address as such party may subsequently give notice in writing. Any notice delivered personally or by courier shall be deemed given on the date delivered. Any notice sent by facsimile, registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date transmitted by facsimile or mailed.

XVII. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

XVIII. SURVIVORSHIP. The rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

XIX. GOVERNING LAW; VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof, and any disputes, actions, claims or causes of action arising out of or in connection with this Agreement or the employment relationship between the Company and Executive shall be subject to the exclusive jurisdiction of the United States District Court for the District of Delaware.

XX. HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

XXI. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Adam Holland, Chief Financial Officer

EXECUTIVE

/s/ Dawn M. Zier
Dawn M. Zier
Date:	March 8, 2019

Addresses for Notice:

Dawn M. Zier On file	Tivity Health, Inc. 701 Cool Springs Blvd. Franklin, TN 37067 Attn: Chief Legal & Administrative Officer

Signature Page to Employment Agreement

EXHIBIT A

NTRI Employment Agreement

[Attached.]

Nutrisystem, Inc.

November 1, 2012

Ms. Dawn Zier

[Address redacted]

Dear Dawn:

We are pleased to extend to you an offer to join NutriSystem, Inc. (the “Company”) on the terms set forth in this letter agreement (this “Agreement”).

Start Date:	November 15, 2012

Title/Reporting:

Chief Executive Officer (“CEO”) and President, reporting solely to the Company’s Board of Directors (the “Board”). Executive will devote her full business time and best efforts to the performance of her duties for the Company, provided, however, that Executive shall be able to manage her personal investments or to engage in or serve such civic, community, charitable, educational, or religious organizations as she may select, so long as such service does not create a conflict of interest with, or interfere with the performance of, the Executive’s duties hereunder or conflict with the Executive’s covenants under the restrictive covenants agreement (attached hereto as Exhibit A).

At-Will Employment:	Executive will be an at-will employee, which means that her employment may be terminated by either the Company or by her at any time, for any reason. Upon any cessation of her employment, except as otherwise provided herein, Executive’s entitlement will be limited to the payment of Base Salary accrued but unpaid through the effective date of that cessation, plus any vested benefits payable under the terms of the applicable plans.

Board Service:	Executive will be appointed to the Board upon or promptly following her commencement of service, and nominated for re-election so long as actively employed as CEO. Unless otherwise requested by the Board, Executive agrees to voluntarily resign from Board upon any cessation of her employment.

Annual Base Salary:	$600,000, subject to annual review (but not to be decreased below $600,000).

2012 Annual Bonus:	None

Benefits/Vacation	Executive will participate in the same vacation policies and benefit programs as other senior executives of the Company, subject to the terms of those policies and programs as in effect from time to time.

Minimum 2013 Annual Bonus:	$250,000, subject to continued employment through the end of the 2013 year (however, Executive’s actual 2013 Annual Bonus shall be based on actual performance against objectives and she shall receive a 2013 Annual Bonus based on the program described below, if that yields an amount greater than the Minimum 2013 Annual Bonus).

Annual Bonus Opportunity for 2013 and later years:	Target annual bonus will be $500,000 or 75% of then current Base Salary, whichever amount is greater. Actual range of payout will be 0 to 150% of the target, based on actual performance against objectives established by the Compensation Committee (but subject, in the case of 2013, to the minimum bonus described above). Bonuses are paid within two and one-half months following the end of the relevant fiscal year. Except as otherwise provided herein, Executive will be required to remain employed through the applicable bonus payment date in order to receive any bonus.

2013 Annual Equity Grant:	Provided she remains employed on the date that 2013 annual equity grants are made to other named executive officers (generally by March 31st), Executive will then receive an annual equity grant in the ordinary course with a grant date fair value of approximately $850,000. The components and terms of that grant will be determined by the Board, in its discretion, and will be substantially consistent with the components and terms of 2013 annual grants made to other named executive officers. Notwithstanding the above, the components of the grant shall consist of at least 25% time-vested restricted shares and 25% time-vested stock options.

Temporary Housing/Transportation:	Executive will receive a $4,167/month allowance for transportation and temporary housing costs for two years.

Replacement Grants	To compensate Executive for compensation opportunities foregone at her prior employer, Executive will be granted the following awards upon commencement of her employment:

(a) $500,000 cash signing bonus, subject to prompt repayment if her employment with the Company ceases before the earlier of the second anniversary of her employment commencement or a Change of Control.

(b) Restricted shares under the Company’s Amended and Restated 2008 Long Term Incentive Plan (the “LTIP”) with a grant date fair value equal to $800,000, subject to time-based vesting over two years in four equal installments, subject to full acceleration upon a Change of Control.

Inducement Grants:

To induce Executive to accept this offer and to provide her with an immediate stake in the success of the Company, Executive will be granted the following awards under the LTIP upon commencement of her employment:

(a) Stock options with a grant date fair value equal to $300,000, subject to time-based vesting in equal annual installments over four years.

(b) Performance-vested RSUs (“PRSUs”) with a grant date fair value equal to $300,000. Actual range of payout will be 0 to 150% of target number of shares, based on TSR performance of the Company relative to the Russell 3000 Index for the three year period beginning January 1, 2013 and subject to continued employment through the end of that performance period.

Severance Rights Upon Termination without Cause, Resignation with Good Reason:

If Executive’s employment ceases due to a termination by the Company without “Cause” or a resignation by the Executive with “Good Reason,” she will be entitled to:

(a) Continuation of then current Base Salary for two years at customary payroll intervals.

(b) Direct payment (if administratively possible) or reimbursement of the portion of the monthly COBRA premium that exceeds the active employee cost of group health coverage for 18 months.

(c) A pro-rata portion of her annual bonus for the year of termination, based on actual performance through the end of the year and pro-rated based on the number of days of service completed during that year.

(d) Payment of her 2013 minimum annual bonus, to the extent not already paid (or payable pursuant to the preceding bullet).

(e) Relief from her obligation to repay the cash signing bonus, if the minimum service requirement is not already satisfied.

(f) Full vesting of the replacement restricted stock and inducement stock option grants, if not already vested.

(g) If severance occurs prior to settlement of inducement PRSU grant, a pro- rata portion of that PRSU grant, based on actual performance through the end of the performance period and pro-rated based on the number of days of service completed during that performance period.

(h) Direct payment to a service provider of Executive’s choice of the reasonable costs of 12 months of executive outplacement benefits, up to a maximum of $50,000.

These payments and benefits are conditioned on: (1) Executive’s execution and delivery to the Company of a general release of claims against the Company and its affiliates, substantially in a form approved by the Board (the “Release”); (2) such Release becoming irrevocable within 30 days following the cessation of Executive’s employment; and (3) Executive’s continued compliance with her restrictive covenant obligations to the Company. Except for items (c) and (g), these payments and benefits will be paid or provided (or begin to be paid or provided, as applicable) on the first regularly scheduled payroll date that occurs after the Release becomes irrevocable, provided that if the 30 day period described above begins in one taxable year and ends in a second taxable year, such payments or benefits shall not commence until the second taxable year. Items (c) and (g) will be paid within two and one-half months following the end of the applicable performance period.

Payments upon Executive’s death/Disability:	If Executive’s employment ceases due to Executive’s death or “Disability,” she (or her estate) will be entitled to:

(a) A pro-rata portion of her annual bonus for the year of termination, based on actual performance through the end of the year and pro-rated based on the number of days of service completed during that year, payable within two and one-half months following the end of the applicable year.

(b) Payment of her 2013 minimum annual bonus within two and one-half months following the end of the applicable year, to the extent not already paid (or payable pursuant to the preceding bullet).

(c) Relief from her obligation to repay the cash signing bonus, if the minimum service requirement is not already satisfied.

(d) Full vesting of the inducement stock option grant, if not already vested. (e) Vesting of the next tranche of the replacement restricted stock award, if not already fully vested.

(f) If such termination of employment occurs prior to settlement of inducement PRSU grant, vesting of a pro-rata portion of the target PRSU grant.

If Executive’s employment ceases due to Executive suffering a Disability, these payments and benefits will be conditioned on: (1) Executive’s execution and delivery to the Company of a Release; (2) such Release becoming irrevocable within 30 days following the cessation of Executive’s employment; and (3) Executive’s continued compliance with her restrictive covenant obligations to the Company.

Definitions:

For purposes of this Agreement:

“Cause” means: (a) Executive is convicted of a felony, or (b) in the reasonable determination of the Board, Executive has done any one of the following: (1) committed an act of fraud, embezzlement, or theft in the course of her employment, (2) caused intentional, wrongful damage to the property of the Company, (3) Executive’s material breach of any agreement with the Company or its affiliates, any duty owed to the Company or its stockholders or any published policy of the Company, which breach (if curable) is not have cured within 30 days after receiving written notice from the Board specifying the details of the breach, or (4) engaged in gross misconduct or gross negligence in the course of employment. For avoidance of doubt, (x) Executive’s unwillingness to relocate her family’s permanent residence to any location at the Company’s request shall not constitute “Cause,” and (y) a termination due to Executive suffering a Disability will not constitute a termination “without Cause.”

“Change of Control” has the same meaning as defined in the LTIP.

“Disability” means a condition entitling Executive to benefits under any long-term disability plan or policy maintained or funded by the Company.

“Good Reason” means: (a) a material diminution of Executive’s title, authority, duties or responsibilities or a change in Executive’s reporting structure described above; (b) a material reduction in Executive’s then current Base Salary or annual bonus target opportunity (c) a material change in the geographic location at which the Executive performs services for the Company, which for this purpose shall mean the relocation of the Company’s headquarters by more than 50 miles; (d) failure of the Board to appoint Executive as a member of the Board within 30 days following her commencement of employment or to nominate her for re—election upon expiration of any term of her service as a director; and (e) a material breach of this Agreement by the Company; provided that, any such event will constitute Good Reason only if Executive notifies the Company in writing of such event within 90 days following the initial occurrence thereof, the Company fails to cure such event within 30 days after receipt from Executive of written notice thereof, and Executive resigns her employment within 30 days following the expiration of that cure period.

Restrictive Covenants:

Executive represents and warrants to the Company that there are no orders, judgments, decrees, restrictions, agreements or understandings by which she is bound that would prevent or make unlawful her execution of this Agreement, that would be inconsistent or in conflict with this Agreement or her obligations hereunder, or that would otherwise prevent, limit or impair the performance her duties to the Company.

As a condition of her employment, Executive is required to execute the restrictive covenant agreement attached hereto as Exhibit A.

Section 409A:	Notwithstanding anything herein to the contrary, to the extent compliance with the requirements of Treas. Reg. Section 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under

Section 409A of the Internal Revenue Code (“Section 409A”) to any payments due to Executive upon or following her Separation from Service (within the meaning of Treas. Reg. Section 1.409A-1(h)(1) or any successor provision)), then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), any such payments that are otherwise due within six months following Executive’s Separation from Service will be deferred without interest and paid to Executive in a lump sum immediately following that six month period. This paragraph should not be construed to prevent the application of Treas. Reg. Sections 1.409A-1(b)(4) or -1(b)(9)(iii)(or any successor provisions) to amounts payable to the Executive. For purposes of the application of Treas. Reg. Section 1.409A-1(b)(4) (or any successor provision) to amounts payable hereunder, each payment in a series of payments will be deemed a separate payment.

While the parties have endeavored to structure Executive’s compensation rights so that payments to her are exempt from or compliant with Section 409A, the Company makes no representation to Executive in this regard and will have no obligation to indemnify Executive for taxes or interest imposed under Section 409A.

Indemnification	The Company shall indemnify and hold Executive harmless for and against any and all costs, expenses, liabilities, losses, fees (including without limitation attorneys’ and/or other professional fees, disbursements and charges), awards, judgments, penalties, fines, verdicts, taxes, penalties, sanctions and interests, arising out of any and all acts and/or omissions, or claimed acts and/or omissions, in her capacity as an officer, director, manager, agent, representative, member and/or employee of the Company, to the maximum extent permitted under the greater of (a) any Company corporate governance document (such as a bylaw or articles of incorporation); or (b) applicable law. Executive shall further be entitled to a prompt advancement of any and all reasonable costs, expenses, disbursements, and fees (including without limitation attorneys’ and/or other professional fees, disbursements and charges) incurred or to be incurred by her in connection with an actual or threatened civil, criminal, regulatory, arbitral, governmental, administrative and/or other action of other proceeding, or investigation, arising out of any and all acts and/or omissions, or claimed acts and/or omissions, in her capacity as an officer, director, manager, agent, representative, member and/or employee of the Company, subject to her execution of an undertaking to repay such advances if her conduct is later determined not to have met the standard required for indemnification of such amounts and subject further to any other requirement or condition imposed by applicable law.

Other:	(a) Within 30 days following the execution of this Agreement, the Company shall directly pay to Executive’s attorneys (Outten & Golden LLP) for reasonable legal fees incurred in the documentation of these arrangements, up to a maximum of $15,000.

(b) Executive will be subject to all corporate policies applicable to executive officers and directors, including securities trading policy, anti-hedging policy, clawback policy and stock ownership guidelines.

(c) All payments (or transfers of property) to Executive will be subject to tax withholding to the extent required by applicable law.

(d) Both during and following her service with the Company, Executive agrees to cooperate with the Company in connection with any action or proceeding (or any appeal from any action or proceeding) that relates to events occurring during Executive’s employment by the Company. After Executive’s employment ceases, the Company will provide reasonable advance notice of its need for Executive’s cooperation and will attempt to schedule and limit the need for Executive’s cooperation so as to minimize any disruption of Executive’s personal and other professional obligations. The Company will reimburse Executive, in accordance with the Company’s policy, for reasonable out of pocket travel and other expenses that she incurs as a result of her cooperation.

(e) In advance of any reasonably foreseeable event or transaction described in Treas. Reg. Section 280G-1, Q/A-2(a)(3)(i), (ii) or (iii), the Company and Executive will cooperate and exercise commercially reasonable efforts to engage in lawful planning to seek to minimize adverse tax consequences on either of them under Sections 280G and 4999 of the Internal Revenue Code. For avoidance of doubt, however, this paragraph does not obligate the Company to pay any additional amount to Executive or reimburse Executive for any taxes payable by her.

(f) Notices permitted or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier addressed, in the case of the Company, c/o its General Counsel as its principal executive office and, in the case of Executive, to her most recent address set forth in the personnel records of the Company.

(g) This Agreement shall inure to the benefit of, and shall be binding upon, the parties, their heirs, executors, administrators, agents, assigns, and estates, provided that Executive’s rights and obligations under this Agreement are personal to her and may not be assigned.

(h) This Agreement is governed by Pennsylvania law, without regard to the principles of conflicts of laws. Any disputes, actions, claims or causes of action arising out of or in connection with this Agreement or the employment relationship between the Company and Executive shall be subject to the exclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania or the Pennsylvania state courts located in Montgomery County.

(i) This Agreement sets forth the parties’ entire agreement regarding Executive’s employment and compensation by the Company and supersedes all prior agreements, discussions and understandings on those topics. This Agreement may not be modified in any way except by a written amendment executed by Executive and a duly authorized representative of the Company.

Your signature below confirms that all information provided to us during the interview and hiring process is true and accurate in all material respects. To indicate your acceptance of our offer and its terms, please sign and date the Agreement in the space provided below and return it to me. Please retain a copy for your records.

Sincerely,

/s/ David D. Clark
David D. Clark
Executive Vice President of Administration, Chief Financial Officer and Treasurer

Agreed and accepted on November 1, 2012:

By: /s/ Dawn M. Zier

Dawn Zier

May 21, 2013

Ms. Dawn Zier

[Address redacted]

Dear Dawn:

This letter agreement (this “Agreement”) reflects the commitment of NutriSystem, Inc. (the “Company”) to pay you a cash bonus on the terms herein set forth.

Subject to your continued employment with the Company through November 15, 2014 (the “Vesting Date”), you will receive a cash bonus equal to $70,894.56 (the “Bonus”). The Bonus will be paid to you within 45 days following the Vesting Date.

If, prior to the Vesting Date, your employment with the Company ceases under circumstances that result in the accelerated vesting of your inducement stock option grant (as described in the letter agreement between the Company and you dated November 1, 2012 (the “Employment Agreement”)), then subject to your satisfaction of the conditions required for such accelerated option vesting (i.e., timely execution of a release and compliance with certain restrictive covenants), the Bonus will be paid to you within 45 days following your cessation of employment; provided that if such 45 day period begins in one taxable year and ends in a second taxable year, the Bonus will not be paid to you until the second taxable year. Except as otherwise provided in the preceding sentence, if your employment ceases for any reason prior to the Vesting Date, you will forfeit any right to the Bonus.

Any payments made under this Agreement will be subject to tax withholding to the extent required by applicable law. This Agreement is governed by Pennsylvania law, without regard to the principles of conflicts of laws. Nothing contained in this Agreement shall be construed as giving you any right to be retained in the employ or service of the Company or any of its subsidiaries for any particular period of time. This Agreement may not be modified in any way except by a written amendment executed by you and a duly authorized representative of the Company.

To indicate your agreement with the foregoing, please sign and date this letter in the space provided below and return it to me. Please retain a copy for your records.

Sincerely,

/s/ Ralph J. Mauro
Ralph J. Mauro Senior VP & General Counsel

Agreed and accepted on May 21, 2013:

/s/ Dawn Zier
Dawn Zier

January 2, 2015

Ms. Dawn M. Zier

[Address Redacted]

Dear Dawn:

Reference is hereby made to the letter agreement between us dated November 1, 2012 (the “Agreement”). The parties hereby agree to amend the Agreement as of the date first set forth above on the terms set forth in this letter agreement (this “First Amendment”).

With respect to the provisions in the Agreement set forth opposite the caption labelled “Annual Bonus Opportunity for 2013 and Later Years”, (i) the first sentence thereof is hereby deleted in its entirety and replaced with the following: “Target annual bonus will be 100% of then current Base Salary”; and (ii) the second sentence thereof is hereby amended to delete the percentage “150%” referenced therein and to replace it with the percentage “200%.” Except as expressly amended by this First Amendment, the terms of the Agreement are unchanged and remain in full force and effect.

To acknowledge your agreement with the foregoing, please sign this First Amendment in the space provided below and return it to me. Please retain a copy for your records.

Sincerely,

/s/ Michael P. Monahan

Michael P. Monahan
Executive Vice President and CFO

Agreed and accepted:

/s/ Dawn M. Zier

Dawn M. Zier

EXHIBIT B

Special Retention RSU Award Agreement

[Attached.]

TIVITY HEALTH, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

D. Zier

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated March 8, 2019 (the “Grant Date”), is by and between Tivity Health, Inc., a Delaware corporation (the “Company”), and Dawn M. Zier (the “Grantee”), under the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Plan”). Terms not otherwise defined herein shall have the meanings given to them in the Grantee’s employment agreement with the Company (as may be amended from time to time, the “Employment Agreement”), or if not defined in the Employment Agreement, then the meanings given to them in the Plan.

Section 1. Restricted Stock Unit Award. The Grantee is hereby granted [                ]1 restricted stock units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of the Company’s Common Stock, $.001 par value (the “Stock”), subject to the terms and conditions of this Agreement and the Plan.

Section 2. Vesting of the Award. Except as otherwise provided in Section 3 and Section 5 below, the Restricted Stock Units will vest 100% on May 31, 2020 (the “Vesting Date”), as long as the Grantee is serving as an employee of the Company on the Vesting Date.

The Company shall issue one share of Stock to the Grantee (or Grantee’s estate or personal representative, as applicable) in settlement of each vested Restricted Stock Unit (the “Distributed Shares”) at the time the Restricted Stock Unit vests pursuant to any provision of this Agreement, but in no event later than March 15 of the calendar year following the calendar year in which the applicable Vesting Date occurs. The Distributed Shares shall be represented by a certificate or by a book-entry.

Section 3. Forfeiture on Termination of Employment.

3.1. Termination by the Company for Cause. If the Grantee’s employment with the Company is involuntarily terminated for Cause, then all Restricted Stock Units that have not vested prior to the Date of Termination of Grantee’s employment will be forfeited and the Grantee shall have no further rights with respect to such Restricted Stock Units. “Date of Termination” shall have the meaning set forth in the Employment Agreement.

3.2. Termination by the Company without Cause or by the Grantee for Good Reason. If Grantee’s employment with the Company (a) is involuntarily terminated by the Company for any reason other than termination for Cause, or (b) is terminated by the Grantee for Good Reason, then, subject to Grantee’s execution of the release of claims in the form attached to the Employment Agreement, all of the Restricted Stock Units granted hereunder shall immediately vest on the Date of Termination, and the Date of Termination shall be the Vesting Date for purposes of this Agreement. For purposes of this Agreement, the terms “Good Reason” and “Cause” shall have the meanings set forth in the Employment Agreement.

3.3. Termination by Death or Disability. If the Grantee’s employment by the Company terminates by reason of death or Disability (as defined in the Plan), the Restricted Stock Units granted hereunder shall immediately vest and the Date of Termination shall be the Vesting Date for purposes of this Agreement.

[1]	Note to Form: Insert number of shares having grant date fair value of $2,000,000.

3.5. Other Termination. If the Grantee’s employment by the Company is terminated for any reason other than as described in Sections 3.1 through 3.3 above, then all Restricted Stock Units that have not vested prior to the Date of Termination will immediately thereupon be forfeited and the Grantee shall have no further rights with respect to such Restricted Stock Units.

Section 4. Voting Rights and Dividends. Prior to the date that Distributed Shares are delivered to Grantee, the Grantee shall be credited with cash dividend equivalents with respect to the Restricted Stock Units at the time of any payment of dividends to stockholders on shares of Common Stock in accordance with the terms set forth in the Plan, and such dividend equivalents shall accumulate and be paid (in cash, without interest) to the Grantee when (and only if) the Restricted Stock Units to which they relate become vested and are settled in accordance with this Agreement. Dividend equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Grantee shall not have any voting rights with respect to the Stock underlying the Restricted Stock Units prior to the vesting of the Restricted Stock Units and the issuance of the Stock as set forth in Section 2. A holder of Distributed Shares shall have full dividend and voting rights as a holder of Stock.

Section 5. Restrictions on Transfer; Change of Control.

5.1. Restrictions on Transfer. The Restricted Stock Units shall not be transferable by the Grantee (or the Grantee’s legal representative or estate, as applicable) other than by will or by the laws of descent and distribution. The terms of this Agreement shall be binding on the executors, administrators, heirs and successors of the Grantee.

5.2. Change in Control. If Grantee’s employment with the Company (or its successor company) (a) is involuntarily terminated within 12 months following a Change in Control for any reason other than termination for Cause, or (b) is terminated by the Grantee for Good Reason within 12 months following a Change in Control, all restrictions imposed on the Restricted Stock Units shall thereupon lapse, the Restricted Stock Units will become free of all restrictions and become fully vested, and the Company (or its successor company) shall issue the Stock underlying the Restricted Stock Units to the Grantee on or about the Date of Termination; provided, however, that if in connection with a Change in Control, the acquiring corporation (or other successor to the Company in the Change in Control) does not assume the Restricted Share Units, then the Restricted Share Units shall vest and be settled in Stock issued to the Grantee immediately prior to the Change in Control. For purposes of this Section 5.2, the terms “Good Reason” and “Cause” shall have the meanings set forth in Section 3.2.

Section 6. Restrictive Agreement. As a condition to the receipt of any Distributed Shares, the Grantee (or Grantee’s legal representative or estate or any third party transferee, as applicable), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Grantee or such other recipient of the shares represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution.

Section 7. Restricted Stock Units Award Subject to Recoupment Policy. The award of Restricted Stock Units is subject to the Tivity Health, Inc. Compensation Recoupment Policy (the “Policy”). The award of Restricted Stock Units, or any amount traceable to the award of Restricted Stock Units, shall be subject to the recoupment obligations described in the Policy.

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Section 8. Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Stock, the number of Restricted Stock Units subject to this Agreement shall be equitably and proportionately adjusted by the Committee in accordance with the Plan (including compliance with Section 409A of the Code, if applicable) without duplication of Section 4.

Section 9. Tax Withholding. The Company shall have the right to require the Grantee to remit to the Company an amount necessary to satisfy any federal, state and local withholding tax requirements attributable to the vesting and payment of the Restricted Stock Units prior to the delivery of the Distributed Shares, or may withhold from the Distributed Shares an amount of Stock having a Fair Market Value equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

Section 10. Plan. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan that do not conflict with this Agreement are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

Section 11. Confidentiality, Non-Solicitation and Non-Compete. In the event Grantee breaches any of the confidentiality, non-solicitation or non-compete covenants set forth in the Nondisclosure and Noncompete Agreement attached to the Employment Agreement, the Restricted Stock Units shall immediately thereupon expire and be forfeited, and the Company shall be entitled to seek other appropriate remedies it may have available in connection with such breach.

Section 12. Miscellaneous.

12.1. Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock Units granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.

12.2. Employment. By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan.

12.3. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

12.4. Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

12.5. Notice. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	Tivity Health, Inc.
701 Cool Springs Blvd
Franklin, Tennessee 37067

To the Grantee:	Dawn M. Zier
(Grantee name and address)	Address on File
at Tivity Health

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12.6. Amendment. Subject to the restrictions contained in the Plan, the Committee may amend the terms of this Agreement, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of the Grantee hereunder without the Grantee’s consent.

12.7. Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

12.8. Validity; Severability. If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of this Agreement is unenforceable but has the power to reduce the scope or duration of such provision, as the case may be, such provision, in its reduced form, shall then be enforceable.

12.9. Interpretation; Resolution of Disputes; Section 409A.

(a) It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

(b) Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to the Grantee or for the Grantee’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code and would, but for this Section 12.9(b) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Grantee of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Grantee if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”). “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes. The Covered Payments shall be reduced in a manner that maximizes the Grantee’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero. Any determination required under this Section 12.9(b) shall be made in writing in good

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faith by an independent accounting firm selected by the Company that is reasonably acceptable to the Grantee (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Grantee as requested by the Company or the Grantee. The Company and the Grantee shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12.9(b). For purposes of making the calculations and determinations required by this Section 12.9(b), the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants’ determinations shall be final and binding on the Company and the Grantee. The Company shall be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 12.9(b). It is possible that after the determinations and selections made pursuant to this Section 12.9(b) the Grantee will receive Covered Payments that are in the aggregate more than the amount provided under this Section 12.9(b) (“Overpayment”) or less than the amount provided under this Section 12.9(b) (“Underpayment”). In the event that (A) the Accountants determine, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Grantee which the Accountants believe has a high probability of success, that an Overpayment has been made or (B) it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved that an Overpayment has been made, then the Grantee shall pay any such Overpayment to the Company. In the event that (x) the Accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred or (y) a court of competent jurisdiction determines that an Underpayment has occurred, any such Underpayment will be paid promptly by the Company to or for the benefit of the Grantee.

(c) Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the settlement of the Restricted Stock Units (including any dividend equivalent rights) to be made to the Grantee pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the U.S. Treasury Regulations and this Agreement shall be interpreted consistently therewith. However, under certain circumstances, settlement of the Restricted Stock Units or any dividend equivalent rights may not so qualify, and in that case, the Committee shall administer the grant and settlement of such Restricted Stock Units and any dividend equivalent rights in strict compliance with Section 409A of the Code and this Agreement shall be interpreted in accordance therewith. Further, notwithstanding anything herein to the contrary, if at the time of a Participant’s termination of employment with the Company, the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment. Each payment of Restricted Stock Units (and related dividend equivalent rights) constitutes a “separate payment” for purposes of Section 409A of the Code. If the Restricted Stock Units constitute deferred compensation and are subject to Section 409A of the Code, if a Release is required for settlement of Restricted Stock Units and if the period in which to consider and revoke the Release begins in one taxable year and ends in a second taxable year, such settlement shall not occur until the second taxable year.

12.10. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representative and permitted assignees. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators, successors and assignees.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused the Restricted Stock Unit Award Agreement to be duly executed as of the day and year first written above.

TIVITY HEALTH, INC.

By:
Name:
Title:

GRANTEE: Dawn M. Zier

Online Grant Acceptance Satisfies
Signature Requirement

Signature Page to Restricted Stock Unit Award Agreement (Zier)

EXHIBIT C

Special Retention PSU Award Agreement

[Attached.]

TIVITY HEALTH, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

D. Zier

This PERFORMANCE STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated March 8, 2019 (the “Grant Date”), is by and between Tivity Health, Inc., a Delaware corporation (the “Company”), and Dawn M. Zier (the “Grantee”), under the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Plan”). Terms not otherwise defined herein shall have the meanings given to them in the Grantee’s Employment Agreement, dated as of March 8, 2019 (as may be amended from time to time, the “Employment Agreement”), or if not defined in the Employment Agreement, then the meanings given to them in the Plan.

Section 1. Performance Stock Unit Award; Performance Goals. Subject to adjustment as set forth herein, the Grantee is hereby granted [         ]2 performance stock units (the “Target Award”) under the Plan, with the specific number of performance stock units earned to be determined in accordance with Exhibit A hereto (the “Performance Stock Units”). Each Performance Stock Unit represents the right to receive one share of the Company’s Common Stock, $.001 par value (the “Stock”), subject to the terms and conditions of this Agreement and the Plan. Except as otherwise provided in Section 3 or Section 5.2, before the Performance Stock Units will be earned and settled, the Committee must certify the level of achievement of the Performance Goals described in Exhibit A hereto which the Committee shall do as soon as practicable after the last day of the Performance Period (as defined in Exhibit A hereto) (the “End Date of the Performance Period”). Any Performance Stock Units that are not earned as a result of the level of achievement of the Performance Goals at of the End Date of the Performance Period shall be immediately forfeited as of the End Date of the Performance Period.

Section 2. Vesting of the Award; Settlement of the Award. Except as otherwise provided in Section 3 and Section 5.2 below, 100% of the Performance Stock Units determined by the Committee to be earned pursuant to Section 1 hereof will vest upon the End Date of the Performance Period (the “Vesting Date”), as long as the Grantee is serving as an employee of the Company on such date. Except as otherwise provided in Section 5.2 below, the Company shall issue one share of the Stock to the Grantee (or Grantee’s estate or personal representative, as applicable) in settlement of each earned and vested Performance Stock Unit (in the aggregate, the “Distributed Shares”) at or promptly following the Vesting Date, but in no event later than ninety (90) days following the Vesting Date (provided that in no event may the Grantee, directly or indirectly, designate the calendar year of such settlement). The Distributed Shares shall be represented by a certificate or by a book-entry.

Section 3. Forfeiture on Termination of Employment.

3.1. Termination by the Company for Cause. If the Grantee’s employment with the Company is involuntarily terminated for Cause prior to the End Date of the Performance Period, then all Performance Stock Units will be forfeited and the Grantee shall have no further rights with respect to such Performance Stock Units. “Date of Termination” shall have the meaning set forth in the

Employment Agreement.

[2]	Note to Form: Insert number of shares having grant date fair value of $2,000,000.

3.2. Termination by the Company without Cause or by the Grantee for Good Reason. If Grantee’s employment with the Company (a) is involuntarily terminated by the Company for any reason other than termination for Cause, or (b) is terminated by the Grantee for Good Reason, then, subject to Grantee’s execution of the release of claims in the form attached to the Employment Agreement, the number of Performance Stock Units that shall vest (the “Pro Rata Amount”) shall be the product of (i) a fraction, the numerator of which is the number of full calendar months elapsed between the Grant Date and the date on which Grantee’s employment is terminated, and the denominator of which is 33, multiplied by (ii) (A) if the Date of Termination occurs after January 1, 2020, the greater of (1) the Target Award, or (2) the number of Performance Stock Units that would have vested pursuant to Exhibit A at the End Date of the Performance Period but for the termination of Grantee’s employment (i.e., based on actual performance), or (B) if the Date of Termination occurs on or prior to January 1, 2020, the Target Award. For purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meanings set forth in the Employment Agreement.

3.3. Termination by Death or Disability. If the Grantee’s employment with the Company terminates by reason of death or Disability (as defined in the Plan), the number of Performance Stock Units that shall vest shall be the product of (i) a fraction, the numerator of which is the number of full calendar months elapsed between the Grant Date and the date on which Grantee’s employment is terminated, and the denominator of which is 33, multiplied by (ii) (A) if the Date of Termination occurs after January 1, 2020, the greater of (1) the Target Award, or (2) the number of Performance Stock Units that would have vested pursuant to Exhibit A at the End Date of the Performance Period but for the termination of Grantee’s employment (i.e., based on actual performance), or (B) if the Date of Termination occurs on or prior to January 1, 2020, the Target Award. For purposes of this Section 3.3, “Disability” shall have the meaning set forth in the Employment Agreement.

3.4. Other Termination. Subject to Section 5.2, if the Grantee’s employment with the Company terminates for any reason other than as described in Sections 3.1 through 3.3 above (or if Grantee fails to execute any release of claims pursuant to the Employment Agreement, if applicable), then all Performance Stock Units that have not vested prior to the date of termination of Grantee’s employment will immediately thereupon be forfeited and the Grantee shall have no further rights with respect to such Performance Stock Units.

Section 4. Voting Rights and Dividends. Prior to the date that Distributed Shares are delivered to Grantee, the Grantee shall be credited with cash dividend equivalents with respect to the Performance Stock Units at the time of any payment of dividends to stockholders on shares of Common Stock in accordance with the terms set forth in the Plan, and such dividend equivalents shall accumulate and be paid (in cash, without interest) to the Grantee when (and only if) the Performance Stock Units to which they relate become vested and are settled in accordance with this Agreement. Dividend equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Grantee shall not have any voting rights with respect to the Stock underlying the Performance Stock Units prior to the vesting of the Performance Stock Units and the issuance of the Stock as set forth in Section 2. A holder of Distributed Shares shall have full dividend and voting rights as a holder of Stock.

Section 5. Restrictions on Transfer; Change in Control.

5.1. General Restrictions. The Performance Stock Units shall not be transferable by the Grantee (or Grantee’s legal representative or estate, as applicable) other than by will or by the laws of descent and distribution. The terms of this Agreement shall be binding on the executors, administrators, heirs and successors of the Grantee.

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5.2. Change in Control.

(a) If in connection with a Change in Control, the acquiring corporation (or other successor to the Company in the Change in Control) does not assume the Performance Stock Units, then (A) in the event of a Change in Control occurring after January 1, 2020, a number of Performance Stock Units shall vest and be settled in Stock issued to the Grantee immediately prior to the Change in Control equal to the greater of (1) the Target Award, or (2) the number of Performance Stock Units that would have vested pursuant to Exhibit A at the End Date of the Performance Period (i.e., based on actual performance); provided, however that for purposes of this Section 5.2(a), the date of the Change in Control shall be deemed to be the End Date of the Performance Period, and (ii) the Performance Goals shall be determined by multiplying the Performance Goals set forth on Exhibit A by a fraction equal to (x) the number of full calendar months elapsed between January 1, 2020 and the date of the Change in Control divided by (y) 24, and (B) in the event of a Change in Control occurring on or prior to January 1, 2020, a number of Performance Stock Units shall vest and be settled in Stock issued to the Grantee immediately prior to the Change in Control equal to the Target Award.

(b) If in connection with a Change in Control, the acquiring corporation (or other successor to the Company in the Change in Control) assumes the Performance Stock Units, and if Grantee’s employment with the Company (or its successor company) (i) is involuntarily terminated within 12 months following a Change in Control for any reason other than termination for Cause, or (ii) is terminated by the Grantee for Good Reason within 12 months following a Change in Control, then subject to Grantee’s execution of any release of claims set forth in the Employment Agreement, a number of Performance Stock Units shall vest and be settled in Stock issued to the Grantee on the Date of Termination equal to (A) in the event of such termination of employment occurring after January 1, 2020, the greater of (x) the Target Award, or (y) the number of Performance Stock Units that would have vested pursuant to Exhibit A at the End Date of the Performance Period (i.e., based on actual performance); provided, however that for purposes of this Section 5.2(b), (i) the Date of Termination shall be deemed to be the End Date of the Performance Period, and (ii) the Performance Goals shall be determined by multiplying the Performance Goals set forth on Exhibit A by a fraction equal to (x) the number of full calendar months elapsed between January 1, 2020 and the date of such termination of employment divided by (y) 24, and (B) in the event of such termination of employment occurring on or prior to January 1, 2020, the Target Award. For purposes of this Section 5.2(b), the terms “Cause” and “Good Reason” shall have the meanings set forth in the Employment Agreement.

Section 6. Restrictive Agreement. As a condition to the receipt of any Distributed Shares, the Grantee (or Grantee’s legal representative or estate or any third party transferee, as applicable), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Grantee or such other recipient of the shares represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution.

Section 7. Performance Stock Units Award Subject to Recoupment Policy. The award of Performance Stock Units is subject to the Tivity Health, Inc. Compensation Recoupment Policy (the “Policy”). The award of Performance Stock Units, or any amount traceable to the award of Performance Stock Units, shall be subject to the recoupment obligations described in the Policy.

Section 8. Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Stock, the number of Performance Stock Units subject to this Agreement, as well as the performance criteria set forth on Exhibit A, shall be equitably and proportionately adjusted by the Committee in accordance with the Plan (including compliance with Section 409A of the Code, if applicable) and the intent of this Agreement without duplication of Section 4.

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Section 9. Tax Withholding. The Company shall have the right to require the Grantee to remit to the Company an amount necessary to satisfy any federal, state and local withholding tax requirements attributable to the vesting and payment of the Performance Stock Units prior to the delivery of the Distributed Shares, or may withhold from the Distributed Shares an amount of Stock having a Fair Market Value equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

Section 10. Plan. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan that do not conflict with this Agreement are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

Section 11. Confidentiality, Non-Solicitation and Non-Compete. In the event Grantee breaches any of the confidentiality, non-solicitation or non-compete covenants set forth in the Nondisclosure and Noncompete Agreement attached to the Employment Agreement, the Performance Stock Units shall immediately thereupon expire and be forfeited, and the Company shall be entitled to seek other appropriate remedies it may have available in connection with such breach.

Section 12. Miscellaneous.

12.1. Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Performance Stock Units granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Performance Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.

12.2. Employment. By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan.

12.3. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

12.4. Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

12.5. Notice. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	Tivity Health, Inc.
701 Cool Springs Blvd
Franklin, Tennessee 37067

To the Grantee:	Dawn M. Zier
(Grantee name and address)	Address on File
at Tivity Health

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12.6. Amendment. Subject to the restrictions contained in the Plan, the Committee may amend the terms of this Agreement, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of the Grantee hereunder without the Grantee’s consent.

12.7. Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

12.8. Validity; Severability. If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of this Agreement is unenforceable but has the power to reduce the scope or duration of such provision, as the case may be, such provision, in its reduced form, shall then be enforceable.

12.9. Interpretation; Resolution of Disputes; Section 280G; Section 409A.

(a) It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

(b) Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to the Grantee or for the Grantee’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code and would, but for this Section 12.9(b) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Grantee of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Grantee if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”). “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes. The Covered Payments shall be reduced in a manner that maximizes the Grantee’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but

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not below zero. Any determination required under this Section 12.9(b) shall be made in writing in good faith by an independent accounting firm selected by the Company that is reasonably acceptable to the Grantee (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Grantee as requested by the Company or the Grantee. The Company and the Grantee shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12.9(b). For purposes of making the calculations and determinations required by this Section 12.9(b), the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants’ determinations shall be final and binding on the Company and the Grantee. The Company shall be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 12.9(b). It is possible that after the determinations and selections made pursuant to this Section 12.9(b) the Grantee will receive Covered Payments that are in the aggregate more than the amount provided under this Section 12.9(b) (“Overpayment”) or less than the amount provided under this Section 12.9(b) (“Underpayment”). In the event that (A) the Accountants determine, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Grantee which the Accountants believe has a high probability of success, that an Overpayment has been made or (B) it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved that an Overpayment has been made, then the Grantee shall pay any such Overpayment to the Company. In the event that (x) the Accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred or (y) a court of competent jurisdiction determines that an Underpayment has occurred, any such Underpayment will be paid promptly by the Company to or for the benefit of the Grantee.

(c) Notwithstanding anything herein to the contrary, the Performance Stock Units are intended to be exempt from or comply with Section 409A of the Code, and the Committee shall administer the grant and settlement of such Performance Stock Units and any dividend equivalent rights in strict compliance with Section 409A of the Code and this Agreement shall be interpreted in accordance therewith. Further, notwithstanding anything herein to the contrary, if at the time of a Participant’s termination of employment with the Company, the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment. Each payment of Performance Stock Units (and related dividend equivalent rights) constitutes a “separate payment” for purposes of Section 409A of the Code. Notwithstanding any other provision of this Agreement, if and to the extent that any payment under this Agreement constitutes non-qualified deferred compensation under Section 409A of the Code, and is payable upon (i) the Grantee’s termination of employment, then such payment shall be made or provided to the Grantee only upon a “separation from service” as defined for purposes of Section 409A of the Code, or (ii) a Change in Control, then such payment shall be made or provided to the Grantee only upon a “change in the ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the applicable corporation as defined for purposes of Section 409A of the Code. If the Performance Stock Units constitute deferred compensation and are subject to Section 409A of the Code, if a Release is required for settlement of Performance Stock Units and if the period in which to consider and revoke the Release begins in one taxable year and ends in a second taxable year, such settlement shall not occur until the second taxable year.

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12.10. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representative and permitted assignees. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators, successors and assignees.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused the Performance Stock Unit Award Agreement to be duly executed as of the day and year first written above.

TIVITY HEALTH, INC.

By:
Name:
Title:

GRANTEE: Dawn M. Zier

Online Grant Acceptance Satisfies
Signature Requirement

Signature Page to Performance Stock Unit Award Agreement (Zier)

EXHIBIT D-1

Assumed Restricted Stock Award Agreement

[Attached.]

TIVITY HEALTH, INC.

NUTRISYSTEM STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

DAWN ZIER

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of March 8, 2019, is delivered by Tivity Health, Inc., a Delaware corporation (“Tivity Health”), to Dawn Zier (the “Grantee”).

RECITALS

A. Nutrisystem, Inc., a Delaware corporation (the “Company”), Tivity Health and Sweet Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Tivity Health (“Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of December 9, 2018 (the “Merger Agreement”), pursuant to which, as of the effective time of the merger contemplated thereby (the “Effective Time”), Merger Sub was merged with and into the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of Tivity Health.

B. The Second Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan, as in effect at the Effective Time (the “Prior Plan”), permitted the grant of stock awards in accordance with the terms and conditions of the Prior Plan.

C. Pursuant to Section 2.5(b) of the Merger Agreement, each award of restricted shares of the Company’s common stock that was outstanding immediately prior to the Effective Time (the “Nutrisystem Restricted Stock Award”) must be assumed by Tivity Health and converted into an award of restricted shares of Tivity Health’s common stock.

D. The Company has assigned, and Tivity Health has assumed, the Prior Plan, which has been amended to replace, among other things, references to Company Stock with references to shares of Tivity Health’s common stock (the Prior Plan, as amended, the “Plan”).

E. Pursuant to that certain 2017 Restricted Stock Award Agreement dated January 3, 2017 (the “2017 RSA Agreement”) and 2018 Restricted Stock Award Agreement dated January 2, 2018 (the “2018 RSA Agreement”), Grantee was previously granted Nutrisystem Restricted Stock Awards of which 11,396 (the “2017 RSAs”) and 30,044 (the “2018 RSAs”) restricted shares of the Company’s common stock, respectively, were outstanding immediately prior to the Effective Time.

F. This Agreement serves as evidence of the assumption of the 2017 RSAs and 2018 RSAs outstanding as of the Effective Time by Tivity Health.

G. Capitalized terms used but not otherwise defined herein will have the meanings defined in the Prior Plan or the Plan, as applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Assumption and Conversion of Nutrisystem Restricted Stock Awards. Subject to the terms and conditions set forth in this Agreement and the Plan, Tivity Health hereby assumes the 2017 RSAs and 2018 RSAs outstanding as of immediately prior to the Effective Time, and, in accordance with the terms of the Merger Agreement, such awards are hereby converted into an award of 84,869 shares of Tivity Health’s common stock subject to the restrictions set forth below and in the Plan (the “Restricted Stock”). Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.

2. Vesting and Nonassignability of Restricted Stock.

(a) Except as otherwise provided in Paragraph 2(b) below, the Restricted Stock shall become vested, and the restrictions described in Paragraph 2(e) shall lapse, as long as the Grantee has continuously served as an employee of Tivity Health (or an affiliate of Tivity Health) from the Effective Time through October 15, 2019. The vesting of the shares subject to the Restricted Stock shall be cumulative, but shall not exceed 100% of the shares subject to the Restricted Stock.

(b) If, prior to the date 100% of the Restricted Stock becomes vested, the Grantee ceases to be employed by, or provide services to, Tivity Health and its affiliates on account of (i) the death of the Grantee, (ii) termination by Tivity Health because the Grantee becomes “totally disabled” (as defined below), (iii) a termination by Tivity Health without “cause” (as defined below), or (iv) the resignation by the Grantee with “good reason” (as defined below), 100% of the Restricted Stock will become vested as of the date of such cessation; provided that, in its discretion, Tivity Health may condition such accelerated vesting on the execution by the Grantee or the Grantee’s estate (as applicable) of a release of claims in the form attached to the employment agreement between Tivity Health and Grantee dated as of March 8, 2019 (as may be amended from time to time, the “Employment Agreement”) (the “Release”) and on the Release becoming irrevocable within 30 days following the cessation of the Grantee’s employment or service.

(c) For purposes of this Agreement

i. “cause,” and “good reason” will have the meanings set forth in the Employment Agreement.

ii. “totally disabled” means a condition entitling Grantee to benefits under any long term disability plan or policy maintained or funded by Tivity Health.

(d) Except as otherwise provided in this Paragraph 2, if the Grantee’s employment or service with Tivity Health and its affiliates terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested (or do not then become vested) shall be forfeited and must be immediately returned to Tivity Health, and Tivity Health shall pay to the Grantee, as consideration for the return of the non-vested shares, the lesser of $0.001 per share or the Fair Market Value of a share of Tivity Health’s common stock on the date of the forfeiture, for each returned share.

(e) During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested shares of Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares of Restricted Stock, shall be null, void and without effect.

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3. Issuance of Shares.

(a) Tivity Health will cause the Restricted Stock to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates. While the Restricted Stock remains unvested, Tivity Health will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Stock. As soon as practicable following the vesting of any of the Restricted Stock (and provided that appropriate arrangements have been made with Tivity Health for the satisfaction of any required tax withholding), Tivity Health will cause the stop-transfer order to be removed from an appropriate number of shares.

(b) If any certificate is issued in respect of Restricted Stock, that certificate will include such legends as Tivity Health determines are appropriate and will be held in escrow by Tivity Health or its designee. In addition, the Grantee may be required to execute and deliver to Tivity Health or its designee a stock power with respect to the Restricted Stock. When any certificated Restricted Stock becomes vested, Tivity Health will cause a new certificate to be issued without that portion of the legend referencing the forfeiture conditions described in Paragraph 2 and will cause that new certificate to be delivered to the Grantee (provided that appropriate arrangements have been made with Tivity Health for the satisfaction of any required tax withholding).

(c) During the Restriction Period, the Grantee shall receive any cash dividends or other distributions paid with respect to the shares of Restricted Stock and may vote the shares of Restricted Stock. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same forfeiture conditions and transfer restrictions as those non-vested shares.

(d) The obligation of Tivity Health to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

4. Dissolution or Liquidation; Sale or Merger. In the event of a dissolution, liquidation, sale or merger of Tivity Health or similar event or transaction, the Committee may take such actions with respect to the Restricted Stock as it deems appropriate and consistent with the Plan.

5. Agreement Subject to Plan Provisions. The terms of the Plan are incorporated herein by reference, and this Agreement shall be interpreted in accordance with the Plan in all respects. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. The Agreement is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Restricted Stock, (c) changes in capitalization of Tivity Health, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of the Restricted Stock is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Agreement and the Plan.

6. Withholding. The Grantee shall be required to pay to Tivity Health or make other arrangements satisfactory to Tivity Health to provide for the payment of, any federal, state, local or other taxes that Tivity Health is required to withhold with respect to the grant and vesting of the Restricted Stock. Notwithstanding anything to the contrary in the Plan or this Agreement, until the Grantee has satisfied Tivity Health’s withholding obligation with respect to the shares of Restricted Stock, the Grantee shall not have any rights to sell or transfer any shares that have become vested pursuant to Paragraph 2.

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7. Restrictions on Sale or Transfer of Shares.

(a) The Grantee will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the shares of Restricted Stock underlying this Agreement unless the shares are registered under the 1933 Act, or Tivity Health is given an opinion of counsel reasonably acceptable to Tivity Health that such registration is not required under the 1933 Act.

(b) In consideration for the Restricted Stock, the Grantee agrees to be bound by Tivity Health’s policies as in effect from time to time, including, but not limited to, Tivity Health’s Code of Business Conduct, and understands that there may be certain times during the year that the Grantee will be prohibited from selling, transferring, donating, assigning, mortgaging, hypothecating or otherwise encumbering Tivity Health’s securities.

8. No Employment or Other Rights. This Agreement shall not confer upon the Grantee any right to be retained by or in the employ or service of Tivity Health and shall not interfere in any way with the right of Tivity Health to terminate the Grantee’s employment or service at any time. Except to the extent expressly set forth in the Employment Agreement, the right of Tivity Health to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. Confidential Information, Non-Competition and Non-Solicitation. The Grantee affirms her obligations under the Nondisclosure and Noncompete Agreement, dated as of March 8, 2019.

10. Assignment by Tivity Health. The rights and protections of Tivity Health hereunder shall extend to any successors or assigns of Tivity Health and to Tivity Health’s parents, subsidiaries, and affiliates. This Agreement may be assigned by Tivity Health without the Grantee’s consent.

11. Effect on Other Benefits. The value of the shares of Restricted Stock subject hereto shall not be considered eligible earnings for purposes of any other plan maintained by Tivity Health, and such value shall not be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

12. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13. Notice. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To Tivity Health:	Tivity Health, Inc.
701 Cool Springs Blvd
Franklin, Tennessee 37067

To the Grantee:	Dawn M. Zier
(Grantee name and address)	Address on File
at Tivity Health

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14. Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between Tivity Health and the Grantee concerning the Restricted Stock provided for herein, and supersede any prior or contemporaneous negotiations and understandings, including the 2017 RSA Agreement and the 2018 RSA Agreement. Tivity Health and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement or the Plan.

15. Amendment. This Agreement cannot be changed, modified, extended or terminated except upon written amendment executed by the parties hereto. Any such written amendment must be approved by the Committee to be effective against Tivity Health.

16. Counterparts. This Agreement may be executed in counterparts, each of which when signed by Tivity Health and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

17. Consent to Electronic Delivery. The Grantee hereby authorizes Tivity Health to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on Tivity Health’s intranet site. Upon written request, Tivity Health will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to Tivity Health.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Restricted Stock Award Agreement to be duly executed as of the day and year first written above.

TIVITY HEALTH, INC.

By:
Name:
Title:

GRANTEE: Dawn M. Zier

Online Acceptance Satisfies
Signature Requirement

Signature Page to Restricted Stock Unit Award Agreement (Zier)

EXHIBIT D-2

Assumed 2016 Special Restricted Stock Unit Award Agreement

[Attached.]

TIVITY HEALTH, INC.

NUTRISYSTEM STOCK INCENTIVE PLAN

2016 RESTRICTED STOCK UNIT AWARD AGREEMENT

DAWN ZIER

This 2016 RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of March 8, 2019, is delivered by Tivity Health, Inc., a Delaware corporation (“Tivity Health”), to Dawn Zier (the “Grantee”).

RECITALS

A. Nutrisystem, Inc., a Delaware corporation (the “Company”), Tivity Health, and Sweet Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Tivity Health (“Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of December 9, 2018 (the “Merger Agreement”), pursuant to which, as of the effective time of the merger contemplated thereby (the “Effective Time”), Merger Sub was merged with and into the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of Tivity Health.

B. The Second Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan, as in effect at the Effective Time (the “Prior Plan”), permitted the grant of performance-based restricted stock units in accordance with the terms and conditions of the Prior Plan.

C. Pursuant to Section 2.5(c) of the Merger Agreement, each grant of performance-based restricted stock units (“PRSUs”) with respect to shares of the Company’s common stock that was outstanding immediately prior to the Effective Time must be assumed by Tivity Health and converted into an award of time-vesting Restricted Stock Units (as hereinafter defined) of Tivity Health.

D. The Company has assigned, and Tivity Health has assumed, the Prior Plan, which has been amended to replace, among other things, references to Company Stock with references to shares of Tivity Health’s common stock (the Prior Plan, as amended, the “Plan”).

E. Pursuant to that certain 2016 Special Performance-Based Restricted Stock Unit Grant Agreement (the “2016 Special PRSU Agreement”), dated December 30, 2016 (the “Date of Grant”), Grantee was granted an award of performance-based restricted stock units (“Nutrisystem 2016 Special PRSU Award”), 57,720 of which were outstanding immediately prior to the Effective Time (assuming maximum performance as set forth in the 2016 Special PRSU Agreement), and such 57,720 PRSUs had $98,124.00 of dividend equivalents accrued with respect thereto as of immediately prior to the Effective Time (“Accrued Dividend Equivalents”).

F. This Agreement serves as evidence of the assumption of the Nutrisystem 2016 Special PRSU Award outstanding as of the Effective Time by Tivity Health.

G. Except as otherwise defined in this Agreement, capitalized terms used herein shall have the meanings set forth in the Prior Plan or the Plan, as applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Assumption and Conversion of the Nutrisystem 2016 Special PRSU Award. Subject to the terms and conditions set forth in this Agreement and the Plan, Tivity Health hereby assumes the Nutrisystem 2016 Special PRSU Award outstanding as of immediately prior to the Effective Time, and, in accordance with the terms of the Merger Agreement, such award is hereby converted into an award of 118,211 restricted stock units (the “Restricted Stock Units”) of Tivity Health. Each Restricted Stock Unit represents the right to receive one share of Tivity Health’s common stock, $.001 par value per share (the “Stock”), subject to the restrictions set forth below and in the Plan.

2. Vesting.

(a) If the Grantee remains in continuous service with Tivity Health through October 15, 2019, the Restricted Stock Units shall vest in full on such date.

(b) If, prior to October 15, 2019, the Grantee ceases to be employed by, or provide services to, Tivity Health and its affiliates on account of (i) the death of the Grantee, (ii) termination by Tivity Health because the Grantee suffers a “disability” (as defined below), (iii) termination by Tivity Health without “cause” (as defined below), or (iv) the resignation by the Grantee with “good reason” (as defined below), 100% of the Restricted Stock Units that are not yet vested will become vested as of the date of such cessation; provided that, in its discretion, Tivity Health may condition such accelerated vesting on the execution by the Grantee or the Grantee’s estate (as applicable) of a release of claims in the form attached to the employment agreement between Tivity Health and Grantee dated as of March 8, 2019 (as may be amended from time to time, the “Employment Agreement”) (the “Release”) and on the Release becoming irrevocable within 30 days following the cessation of the Grantee’s employment or service.

(c) For purposes of this Agreement “cause,” “good reason” and “disability” will have the meanings set forth in the Employment Agreement.

(d) Except as otherwise provided in this Paragraph 2, if the Grantee’s employment or service with Tivity Health and its affiliates terminates for any reason before any of the Restricted Stock Units are fully vested, the Restricted Stock Units that are not then vested shall be forfeited and the Grantee shall not have any further rights with respect to such Restricted Stock Units.

3. Time and Form of Payment with Respect to Restricted Stock Units. Upon vesting under Paragraph 2(a) or 2(b), Tivity Health shall issue one share of Stock to the Grantee in settlement of each vested Restricted Stock Unit (the “Distributed Shares”).

4. Dividend Equivalents. At the same time that the Restricted Stock Units are converted to shares of Stock and distributed to the Grantee as set forth in Paragraph 3 above, the Company shall pay to the Grantee a lump sum cash payment equal to the sum of the dividends that would have been payable between the date hereof and the date of such distribution with respect to a number of shares of Stock equal to the number of shares then distributable (equitably adjusted by the Committee to take into account any stock splits, reverse splits, mergers, recapitalizations or similar events occurring during such period), plus the Accrued Dividend Equivalents. If or to the extent the Restricted Stock Units are forfeited, dividend equivalent payments will not be made under this Paragraph 4.

5. Change of Control. In the event of a Change of Control prior to vesting of any Restricted Stock Units, the Committee may in its discretion take such actions with respect to such Restricted Stock Units as it deems appropriate, provided that such actions do not cause the settlement of any Restricted Stock Units to be subject to any additional tax under Section 409A of the Code.

6. Acknowledgment by Grantee. By accepting the Restricted Stock Units, the Grantee acknowledges that with respect to any right to distribution and payment pursuant to this Agreement, the Grantee is and shall be an unsecured general creditor of Tivity Health without any preference as against other unsecured general creditors of Tivity Health, and the Grantee hereby covenants for herself, and anyone at any time

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claiming through or under the Grantee, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also hereby agrees to be bound by the terms and conditions of the Plan and this Agreement. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Grantee’s rights to benefits under this Agreement and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Grantee.

7. Restrictions on Issuance or Transfer of Shares of Tivity Health’s Common Stock.

(a) The obligation of Tivity Health to deliver shares of Stock hereunder shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock pursuant to this Agreement, the shares of Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Stock and the payment of cash to the Grantee pursuant to this Agreement, if any, are subject to any applicable taxes and other laws or regulations of the United States and of any state having jurisdiction thereof.

(b) In consideration for the Restricted Stock Units, the Grantee agrees to be bound by Tivity Health’s policies as in effect from time to time, including, but not limited to, Tivity Health’s Code of Business Conduct and Tivity Health’s Compensation Recoupment Policy, and understands that there may be certain times during the year that the Grantee will be prohibited from selling, transferring, donating, assigning, mortgaging, hypothecating or otherwise encumbering Tivity Health’s securities.

8. Agreement Subject to Plan Provisions. The terms of the Plan are incorporated herein by reference, and this Agreement shall be interpreted in accordance with the Plan in all respects. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. This Agreement is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Stock, (c) changes in capitalization of Tivity Health, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of the Restricted Stock Units is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Agreement and the Plan.

9. No Rights as Stockholder. The Grantee shall not have any rights as a stockholder of Tivity Health, including the right to any cash dividends (except as provided in Paragraph 4 hereof) or the right to vote, with respect to any Restricted Stock Units.

10. No Rights to Continued Employment or Service. This Agreement shall not confer upon the Grantee any right to be retained by or in the employ or service of Tivity Health and shall not interfere in any way with the right of Tivity Health to terminate the Grantee’s employment or service at any time. Except to the extent expressly set forth in the Employment Agreement, the right of Tivity Health to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

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11. Confidential Information, Non-Competition and Non-Solicitation. The Grantee affirms her obligations under the Nondisclosure and Noncompete Agreement, dated as of March 8, 2019.

12. Assignment and Transfers. No Restricted Stock Units or dividend equivalents provided for in this Agreement may be transferred, assigned, pledged, or encumbered by the Grantee and the Restricted Stock Units and dividend equivalents shall be distributed during the lifetime of the Grantee only for the benefit of the Grantee. Any attempt to transfer, assign, pledge, or encumber the Restricted Stock Units or dividend equivalents provided for in this Agreement by the Grantee shall be null, void and without effect. The rights and protections of Tivity Health hereunder shall extend to any successors or assigns of Tivity Health and to Tivity Health’s parents, subsidiaries, and affiliates. This Agreement may be assigned by Tivity Health without the Grantee’s consent.

13. Withholding. The Grantee shall be required to pay to Tivity Health, or make other arrangements satisfactory to Tivity Health to provide for the payment of, any federal, state, local or other taxes that Tivity Health is required to withhold with respect to the grant, vesting and distribution of the Restricted Stock Units and dividend equivalents. Notwithstanding anything to the contrary herein or the Plan, until the Grantee has satisfied Tivity Health’s withholding obligation with respect to this Agreement, the Grantee shall not have any rights to sell or transfer any shares of Stock that have been distributed to the Grantee pursuant to this Agreement.

14. Effect on Other Benefits. The value of the Restricted Stock Units and the shares of Stock and dividend equivalents potentially distributable hereunder shall not be considered eligible earnings for purposes of any other plan maintained by Tivity Health, and such value shall not be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

15. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

16. Notice. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To Tivity Health:	Tivity Health, Inc.
701 Cool Springs Blvd
Franklin, Tennessee 37067

To the Grantee:	Dawn M. Zier
(Grantee name and address)	Address on File
at Tivity Health

17. Section 409A. The amounts payable under this Agreement are intended to be compliant with the requirements of Section 409A of the Code and this Agreement should be interpreted accordingly. If required to avoid the imposition of tax under Section 409A of the Code, any distribution under Paragraph 3 will be delayed until the date that is six months and one day following the Grantee’s separation from service (or, if earlier, the Grantee’s death).

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18. Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between Tivity Health and the Grantee concerning the Restricted Stock Units provided for herein, and supersede any prior or contemporaneous negotiations and understandings, including the 2016 Special PRSU Agreement. Tivity Health and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.

19. Amendment. This Agreement cannot be changed, modified, extended or terminated except upon written amendment executed by the parties hereto. Any such written amendment must be approved by the Committee to be effective against Tivity Health.

20. Counterparts. This Agreement may be executed in counterparts, each of which when signed by Tivity Health and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

21. Consent to Electronic Delivery. The Grantee hereby authorizes Tivity Health to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on Tivity Health’s intranet site. Upon written request, Tivity Health will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to Tivity Health.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Restricted Stock Unit Award Agreement to be duly executed as of the day and year first written above.

TIVITY HEALTH, INC.

By:
Name:
Title:

GRANTEE: Dawn M. Zier

Online Acceptance Satisfies
Signature Requirement

Signature Page to Restricted Stock Unit Award Agreement (Zier)

EXHIBIT D-3

Assumed 2017 Restricted Stock Unit Award Agreement

[Attached.]

TIVITY HEALTH, INC.

NUTRISYSTEM STOCK INCENTIVE PLAN

2017 RESTRICTED STOCK UNIT AWARD AGREEMENT

DAWN ZIER

This 2017 RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of March 8, 2019, is delivered by Tivity Health, Inc., a Delaware corporation (“Tivity Health”), to Dawn Zier (the “Grantee”).

RECITALS

A. Nutrisystem, Inc., a Delaware corporation (the “Company”), Tivity Health, and Sweet Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Tivity Health (“Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of December 9, 2018 (the “Merger Agreement”), pursuant to which, as of the effective time of the merger contemplated thereby (the “Effective Time”), Merger Sub was merged with and into the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of Tivity Health.

B. The Second Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan, as in effect at the Effective Time (the “Prior Plan”), permitted the grant of performance-based restricted stock units in accordance with the terms and conditions of the Prior Plan.

C. Pursuant to Section 2.5(c) of the Merger Agreement, each grant of performance-based restricted stock units (“PRSUs”) with respect to shares of the Company’s common stock that was outstanding immediately prior to the Effective Time must be assumed by Tivity Health and converted into an award of time-vesting Restricted Stock Units (as hereinafter defined) of Tivity Health.

D. The Company has assigned, and Tivity Health has assumed, the Prior Plan, which has been amended to replace, among other things, references to Company Stock with references to shares of Tivity Health’s common stock (the Prior Plan, as amended, the “Plan”).

E. Pursuant to that certain 2017 Performance-Based Restricted Stock Unit Grant Agreement (the “2017 PRSU Agreement”), effective as of February 15, 2017 (the “Date of Grant”), Grantee was granted an award of performance-based restricted stock units (“Nutrisystem 2017 PRSU Award”), 68,376 of which were outstanding immediately prior to the Effective Time (assuming actual performance as set forth in the 2017 PRSU Agreement), and such 68,376 PRSUs had $116,239.20 of dividend equivalents accrued with respect thereto as of immediately prior to the Effective Time (“Accrued Dividend Equivalents”).

F. This Agreement serves as evidence of the assumption of the Nutrisystem 2017 PRSU Award outstanding as of the Effective Time by Tivity Health.

G. Except as otherwise defined in this Agreement, capitalized terms used herein shall have the meanings set forth in the Prior Plan or the Plan, as applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Assumption and Conversion of the Nutrisystem 2017 PRSU Award. Subject to the terms and conditions set forth in this Agreement and the Plan, Tivity Health hereby assumes the Nutrisystem 2017 PRSU Award outstanding as of immediately prior to the Effective Time, and, in accordance with the terms of the Merger Agreement, such award is hereby converted into an award of 140,034 restricted stock units (the “Restricted Stock Units”) of Tivity Health. Each Restricted Stock Unit represents the right to receive one share of Tivity Health’s common stock, $.001 par value per share (the “Stock”), subject to the restrictions set forth below and in the Plan.

2. Vesting.

(a) The Restricted Stock Units will vest beginning on October 15, 2019 and ending on December 31, 2019 on a daily pro-rata basis. Such pro-rata vesting will date back to the Date of Grant (i.e., on October 15, 2019, 130,059 Restricted Stock Units will vest, and each day thereafter until December 31, 2019, 127.88 Restricted Stock Units will vest).

(b) If the Grantee remains in continuous service with Tivity Health through December 31, 2019, the Restricted Stock Units shall vest in full.

(c) If the Grantee’s service with Tivity Health ceases prior to October 15, 2019 due to the Grantee’s death or “total disability” (as defined below), the Grantee shall become vested in a pro rata portion of the Restricted Stock Units. The pro rata portion shall be (i) the Restricted Stock Units, multiplied by (ii) a fraction, (x) the numerator of which is the number of days of continuous service performed by the Grantee for Tivity Health or the Company during the period beginning January 1, 2017 and ending on December 31, 2019 (the “Service Period”), and (y) the denominator of which is 1095, subject to the Grantee’s execution and delivery of a general release of claims against Tivity Health and its affiliates in the form attached to the employment agreement between Tivity Health and Grantee dated as of March 8, 2019 (as may be amended from time to time, the “Employment Agreement”) (the “Release”) and on the Release becoming irrevocable within 45 days following the Grantee’s cessation of service. Any Restricted Stock Units that do not vest in connection with such death or total disability shall be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units. If the Grantee’s service with Tivity Health ceases following October 15, 2019 due to the Grantee’s death or “total disability” (as defined below), Restricted Stock Units that have not yet vested prior to such death or total disability shall be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units.

(d) If the Grantee’s service with Tivity Health ceases prior to October 15, 2019 due to (i) a termination by Tivity Health without “cause” (as defined below) or (ii) a resignation by the Grantee with “good reason” (as defined below), then the Grantee shall become vested in a pro rata portion of the Restricted Stock Units. The pro rata portion shall be (i) the Restricted Stock Units, multiplied by (ii) a fraction, (1) the numerator of which is the number of days of continuous service performed by the Grantee for Tivity Health or the Company during the Service Period, and (2) the denominator of which is 1095, subject to the Grantee’s execution and delivery of a general release of claims against Tivity Health and its affiliates in a form prescribed by Tivity Health and subject further to that release becoming irrevocable within 45 days following the Grantee’s cessation of service. Any Restricted Stock Units that cannot vest because of the pro-ration described above or due to a failure to satisfy the release condition described above will be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units. If the Grantee’s service with Tivity Health ceases following October 15, 2019 due to (i) a termination by Tivity Health without “cause” (as defined below) or (ii) a resignation by the Grantee with “good reason” (as defined below), Restricted Stock Units that have not yet vested prior to such termination without cause or resignation with good reason shall be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units.

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(e) Except as otherwise provided in Paragraph 2(d) above, if the Grantee’s service with Tivity Health ceases prior to October 15, 2019 due to a resignation by the Grantee without “good reason” (other than a resignation by the Grantee in anticipation of a termination for “cause”), then the Grantee shall become vested in a pro rata portion of the Restricted Stock Units. The pro rata portion shall be (i) the Restricted Stock Units, multiplied by (ii) a fraction, (1) the numerator of which is the number of full (but not partial) calendar years of continuous service performed by the Grantee for Tivity Health or Nutrisystem, Inc. during the Service Period and (2) the denominator of which is three, subject to the Grantee’s execution and delivery of a general release of claims against Tivity Health and its affiliates in a form prescribed by Tivity Health and subject further to that release becoming irrevocable within 45 days following the Grantee’s cessation of service. Any Restricted Stock Units that cannot vest because of the pro-ration described above or due to a failure to satisfy the release condition described above will be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units. If the Grantee’s service with Tivity Health ceases following October 15, 2019 due to a resignation by the Grantee without “good reason” (other than a resignation by the Grantee in anticipation of a termination for “cause”), Restricted Stock Units that have not yet vested prior to such resignation without good reason shall be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units.

(f) Notwithstanding any other provision of this Agreement, if prior to the payment date described below in Paragraph 3, the Grantee’s employment or service with Tivity Health ceases due to a termination by Tivity Health for “cause” (or due to a resignation by the Grantee in anticipation of a termination for “cause”), all of the Restricted Stock Units shall be immediately forfeited and the Grantee shall not have any further rights with respect to this Grant.

(g) For purposes of this Agreement:

i. “cause,” and “good reason” will have the meanings set forth in the Employment Agreement.

ii. “total disability” means a condition entitling the Grantee to benefits under any long-term disability plan or policy maintained or funded by Tivity Health.

3. Time and Form of Payment with Respect to Restricted Stock Units. The Grantee shall receive a distribution with respect to vested Restricted Stock Units within two and one-half months following: (a) December 31, 2019, for Restricted Stock Units vesting pursuant to Paragraphs 2(a), 2(c), 2(d), 2(g) or (b) the date of cessation of the Grantee’s service, for Restricted Stock Units vesting pursuant to Paragraph 2(b), subject to any delay required pursuant to Paragraph 17. The Restricted Stock Units will be distributed in shares of Stock, with each vested Restricted Stock Unit representing the right to receive one share of Stock (equitably adjusted by the Committee in accordance with Section 5(d) of the Plan or any successor provision).

4. Dividend Equivalents. At the same time that the Restricted Stock Units are converted to shares of Stock and distributed to the Grantee as set forth in Paragraph 3 above, the Company shall pay to the Grantee a lump sum cash payment equal to the sum of the dividends that would have been payable between the date hereof and the date of such distribution with respect to a number of shares of Stock equal to the number of shares then distributable (equitably adjusted by the Committee to take into account any stock splits, reverse splits, mergers, recapitalizations or similar events occurring during such period), plus the Accrued Dividend Equivalents. If or to the extent the Restricted Stock Units are forfeited, dividend equivalent payments will not be made under this Paragraph 4.

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5. Change of Control. In the event of a Change of Control prior to settlement of this award, the Committee may in its discretion: (a) accelerate settlement of this Grant, to the extent consistent with Treas. Reg. § 1.409A~3(j)(4)(ix) or any successor provision and/or (b) take such other actions as it deems appropriate with respect to this Grant, provided that such other actions do not cause this award to be subject to tax under Section 409A of the Code.

6. Acknowledgment by Grantee. By accepting the Restricted Stock Units, the Grantee acknowledges that with respect to any right to distribution and payment pursuant to this Agreement, the Grantee is and shall be an unsecured general creditor of Tivity Health without any preference as against other unsecured general creditors of Tivity Health, and the Grantee hereby covenants for herself, and anyone at any time claiming through or under the Grantee, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also hereby agrees to be bound by the terms and conditions of the Plan and this Agreement. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Grantee’s rights to benefits under this Agreement and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Grantee.

7. Restrictions on Issuance or Transfer of Shares of Tivity Health’s Common Stock.

(a) The obligation of Tivity Health to deliver shares of Stock hereunder shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock pursuant to this Agreement, the shares of Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Stock and the payment of cash to the Grantee pursuant to this Agreement, if any, are subject to any applicable taxes and other laws or regulations of the United States and of any state having jurisdiction thereof.

(b) The Grantee hereby (i) agrees to be bound by Tivity Health’s policies as in effect from time to time, including, but not limited to, Tivity Health’s Code of Business Conduct and Tivity Health’s Compensation Recoupment Policy, and (ii) understands that there may be certain times during the year that the Grantee will be prohibited from selling, transferring, donating, assigning, mortgaging, hypothecating or otherwise encumbering Tivity Health’s securities.

8. Agreement Subject to Plan Provisions. The terms of the Plan are incorporated herein by reference, and this Agreement shall be interpreted in accordance with the Plan in all respects. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. This Agreement is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Stock, (c) changes in capitalization of Tivity Health, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of the Restricted Stock Units is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Agreement and the Plan.

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9. No Rights as Stockholder. The Grantee shall not have any rights as a stockholder of Tivity Health, including the right to any cash dividends (except as provided in Paragraph 4 hereof) or the right to vote, with respect to any Restricted Stock Units.

10. No Rights to Continued Employment or Service. This Agreement shall not confer upon the Grantee any right to be retained by or in the employ or service of Tivity Health and shall not interfere in any way with the right of Tivity Health to terminate the Grantee’s employment or service at any time. Except to the extent expressly set forth in the Employment Agreement, the right of Tivity Health to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

11. Confidential Information, Non-Competition and Non-Solicitation. The Grantee affirms her obligations under the Nondisclosure and Noncompete Agreement, dated as of March 8, 2019.

12. Assignment and Transfers. No Restricted Stock Units or dividend equivalents provided for in this Agreement may be transferred, assigned, pledged, or encumbered by the Grantee and the Restricted Stock Units and dividend equivalents shall be distributed during the lifetime of the Grantee only for the benefit of the Grantee. Any attempt to transfer, assign, pledge, or encumber the Restricted Stock Units or dividend equivalents provided for in this Agreement by the Grantee shall be null, void and without effect. The rights and protections of Tivity Health hereunder shall extend to any successors or assigns of Tivity Health and to Tivity Health’s parents, subsidiaries, and affiliates. This Agreement may be assigned by Tivity Health without the Grantee’s consent.

13. Withholding. The Grantee shall be required to pay to Tivity Health, or make other arrangements satisfactory to Tivity Health to provide for the payment of, any federal, state, local or other taxes that Tivity Health is required to withhold with respect to the grant, vesting and distribution of the Restricted Stock Units and dividend equivalents. Notwithstanding anything to the contrary herein or the Plan, until the Grantee has satisfied Tivity Health’s withholding obligation with respect to this Agreement, the Grantee shall not have any rights to sell or transfer any shares of Stock that have been distributed to the Grantee pursuant to this Agreement.

14. Effect on Other Benefits. The value of the Restricted Stock Units and the shares of Stock and dividend equivalents potentially distributable hereunder shall not be considered eligible earnings for purposes of any other plan maintained by Tivity Health, and such value shall not be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

15. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

16. Notice. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To Tivity Health:	Tivity Health, Inc.
701 Cool Springs Blvd
Franklin, Tennessee 37067

To the Grantee:	Dawn M. Zier
(Grantee name and address)	Address on File
at Tivity Health

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17. Section 409A. The amounts payable under this Agreement are intended to be compliant with the requirements of Section 409A of the Code and this Agreement should be interpreted accordingly. If required to avoid the imposition of tax under Section 409A of the Code, any distribution under Paragraph 3 will be delayed until the date that is six months and one day following the Grantee’s separation from service (or, if earlier, the Grantee’s death).

18. Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between Tivity Health and the Grantee concerning the Restricted Stock Units provided for herein, and supersede any prior or contemporaneous negotiations and understandings, including the 2017 PRSU Agreement. Tivity Health and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.

19. Amendment. This Agreement cannot be changed, modified, extended or terminated except upon written amendment executed by the parties hereto. Any such written amendment must be approved by the Committee to be effective against Tivity Health.

20. Counterparts. This Agreement may be executed in counterparts, each of which when signed by Tivity Health and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

21. Consent to Electronic Delivery. The Grantee hereby authorizes Tivity Health to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on Tivity Health’s intranet site. Upon written request, Tivity Health will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to Tivity Health.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Restricted Stock Unit Award Agreement to be duly executed as of the day and year first written above.

TIVITY HEALTH, INC.

By:
Name:
Title:

GRANTEE: Dawn M. Zier

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Signature Page to Restricted Stock Unit Award Agreement (Zier)

EXHIBIT D-4

Assumed 2018 Special Restricted Stock Unit Award Agreement

[Attached.]

TIVITY HEALTH, INC.

NUTRISYSTEM STOCK INCENTIVE PLAN

2018 RESTRICTED STOCK UNIT AWARD AGREEMENT

DAWN ZIER

This 2018 RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of March 8, 2019, is delivered by Tivity Health, Inc., a Delaware corporation (“Tivity Health”), to Dawn Zier (the “Grantee”).

RECITALS

A. Nutrisystem, Inc., a Delaware corporation (the “Company”), Tivity Health, and Sweet Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Tivity Health (“Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of December 9, 2018 (the “Merger Agreement”), pursuant to which, as of the effective time of the merger contemplated thereby (the “Effective Time”), Merger Sub was merged with and into the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of Tivity Health.

B. The Second Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan, as in effect at the Effective Time (the “Prior Plan”), permitted the grant of performance-based restricted stock units in accordance with the terms and conditions of the Prior Plan.

C. Pursuant to Section 2.5(c) of the Merger Agreement, each grant of performance-based restricted stock units (“PRSUs”) with respect to shares of the Company’s common stock that was outstanding immediately prior to the Effective Time must be assumed by Tivity Health and converted into an award of time-vesting Restricted Stock Units (as hereinafter defined) of Tivity Health.

D. The Company has assigned, and Tivity Health has assumed, the Prior Plan, which has been amended to replace, among other things, references to Company Stock with references to shares of Tivity Health’s common stock (the Prior Plan, as amended, the “Plan”).

E. Pursuant to that certain 2018 Performance-Based Restricted Stock Unit Grant Agreement (the “2018 PRSU Agreement”), effective as of January 2, 2018 (the “Date of Grant”), Grantee was granted an award of performance-based restricted stock units (“Nutrisystem 2018 PRSU Award”), 90,132 of which were outstanding immediately prior to the Effective Time (assuming maximum performance as set forth in the 2018 PRSU Agreement), and such 90,132 PRSUs had $90,132.00 of dividend equivalents accrued with respect thereto as of immediately prior to the Effective Time (“Accrued Dividend Equivalents”).

F. This Agreement serves as evidence of the assumption of the Nutrisystem 2018 PRSU Award outstanding as of the Effective Time by Tivity Health.

G. Except as otherwise defined in this Agreement, capitalized terms used herein shall have the meanings set forth in the Prior Plan or the Plan, as applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Assumption and Conversion of the Nutrisystem 2018 PRSU Award. Subject to the terms and conditions set forth in this Agreement and the Plan, Tivity Health hereby assumes the Nutrisystem 2018 PRSU Award outstanding as of immediately prior to the Effective Time, and, in accordance with the terms of the Merger Agreement, such award is hereby converted into an award of 184,590 restricted stock units (the “Restricted Stock Units”) of Tivity Health. Each Restricted Stock Unit represents the right to receive one share of Tivity Health’s common stock, $.001 par value per share (the “Stock”), subject to the restrictions set forth below and in the Plan.

2.	Vesting.

(a) The Restricted Stock Units will vest beginning on October 15, 2019 and ending on December 31, 2020 on a daily pro-rata basis. Such pro-rata vesting will date back to the Date of Grant (i.e., on October 15, 2019, 109,911 Restricted Stock Units will vest, and each day thereafter until December 31, 2020, 168.58 Restricted Stock Units will vest).

(b) If the Grantee remains in continuous service with Tivity Health through December 31, 2020, the Restricted Stock Units shall vest in full.

(c) If the Grantee’s service with Tivity Health ceases prior to October 15, 2019 due to the Grantee’s death or “total disability” (as defined below), the Grantee shall become vested in a pro rata portion of the Restricted Stock Units. The pro rata portion shall be (i) the Restricted Stock Units, multiplied by (ii) a fraction, (x) the numerator of which is the number of days of continuous service performed by the Grantee for Tivity Health or the Company during the period beginning January 1, 2018 and ending on December 31, 2020 (the “Service Period”), and (y) the denominator of which is 1095, subject to the Grantee’s execution and delivery of a general release of claims against Tivity Health and its affiliates in the form attached to the employment agreement between Tivity Health and Grantee dated as of March 8, 2019 (as may be amended from time to time, the “Employment Agreement”) (the “Release”) and on the Release becoming irrevocable within 45 days following the Grantee’s cessation of service. Any Restricted Stock Units that do not vest in connection with such death or total disability shall be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units. If the Grantee’s service with Tivity Health ceases following October 15, 2019 due to the Grantee’s death or “total disability” (as defined below), Restricted Stock Units that have not yet vested prior to such death or total disability shall be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units.

(d) If the Grantee’s service with Tivity Health ceases prior to October 15, 2019 due to (i) a termination by Tivity Health without “cause” (as defined below) or (ii) a resignation by the Grantee with “good reason” (as defined below), then the Grantee shall become vested in a pro rata portion of the Restricted Stock Units. The pro rata portion shall be (i) the Restricted Stock Units, multiplied by (ii) a fraction, (1) the numerator of which is the number of days of continuous service performed by the Grantee for Tivity Health or the Company during the Service Period, and (2) the denominator of which is 1095, subject to the Grantee’s execution and delivery of a general release of claims against Tivity Health and its affiliates in a form prescribed by Tivity Health and subject further to that release becoming irrevocable within 45 days following the Grantee’s cessation of service. Any Restricted Stock Units that cannot vest because of the pro-ration described above or due to a failure to satisfy the release condition described above will be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units. If the Grantee’s service with Tivity Health ceases following October 15, 2019 due to (i) a termination by Tivity Health without “cause” (as defined below) or (ii) a resignation by the Grantee with “good reason” (as defined below), Restricted Stock Units that have not yet vested prior to such termination without cause or resignation with good reason shall be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units.

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(e) Except as otherwise provided in Paragraph 2(d) above, if the Grantee’s service with Tivity Health ceases prior to October 15, 2019 due to a resignation by the Grantee without “good reason” (other than a resignation by the Grantee in anticipation of a termination for “cause”), then the Grantee shall become vested in a pro rata portion of the Restricted Stock Units. The pro rata portion shall be (i) the Restricted Stock Units, multiplied by (ii) a fraction, (1) the numerator of which is the number of full (but not partial) calendar years of continuous service performed by the Grantee for Tivity Health or Nutrisystem, Inc. during the Service Period and (2) the denominator of which is three, subject to the Grantee’s execution and delivery of a general release of claims against Tivity Health and its affiliates in a form prescribed by Tivity Health and subject further to that release becoming irrevocable within 45 days following the Grantee’s cessation of service. Any Restricted Stock Units that cannot vest because of the pro-ration described above or due to a failure to satisfy the release condition described above will be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units. If the Grantee’s service with Tivity Health ceases following October 15, 2019 due to a resignation by the Grantee without “good reason” (other than a resignation by the Grantee in anticipation of a termination for “cause”), Restricted Stock Units that have not yet vested prior to such resignation without good reason shall be forfeited as of the date the Grantee’s service ceases, and the Grantee shall not have any further rights with respect to those Restricted Stock Units.

(f) Notwithstanding any other provision of this Agreement, if prior to the payment date described below in Paragraph 3, the Grantee’s employment or service with Tivity Health ceases due to a termination by Tivity Health for “cause” (or due to a resignation by the Grantee in anticipation of a termination for “cause”), all of the Restricted Stock Units shall be immediately forfeited and the Grantee shall not have any further rights with respect to this Grant.

(g) For purposes of this Agreement:

i. “cause,” and “good reason” will have the meanings set forth in the Employment Agreement.

ii. “total disability” means a condition entitling the Grantee to benefits under any long-term disability plan or policy maintained or funded by Tivity Health.

3. Time and Form of Payment with Respect to Restricted Stock Units. The Grantee shall receive a distribution with respect to vested Restricted Stock Units within two and one-half months following: (a) December 31, 2020, for Restricted Stock Units vesting pursuant to Paragraphs 2(a), 2(c), 2(d), 2(g) or (b) the date of cessation of the Grantee’s service, for Restricted Stock Units vesting pursuant to Paragraph 2(b), subject to any delay required pursuant to Paragraph 17. The Restricted Stock Units will be distributed in shares of Stock, with each vested Restricted Stock Unit representing the right to receive one share of Stock (equitably adjusted by the Committee in accordance with Section 5(d) of the Plan or any successor provision).

4. Dividend Equivalents. At the same time that the Restricted Stock Units are converted to shares of Stock and distributed to the Grantee as set forth in Paragraph 3 above, the Company shall pay to the Grantee a lump sum cash payment equal to the sum of the dividends that would have been payable between the date hereof and the date of such distribution with respect to a number of shares of Stock equal to the number of shares then distributable (equitably adjusted by the Committee to take into account any stock splits, reverse splits, mergers, recapitalizations or similar events occurring during such period), plus the Accrued Dividend Equivalents. If or to the extent the Restricted Stock Units are forfeited, dividend equivalent payments will not be made under this Paragraph 4.

5. Change of Control. In the event of a Change of Control prior to settlement of this award, the Committee may in its discretion: (a) accelerate settlement of this Grant, to the extent consistent with Treas. Reg. § 1.409A~3(j)(4)(ix) or any successor provision and/or (b) take such other actions as it deems appropriate with respect to this Grant, provided that such other actions do not cause this award to be subject to tax under Section 409A of the Code.

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6. Acknowledgment by Grantee. By accepting the Restricted Stock Units, the Grantee acknowledges that with respect to any right to distribution and payment pursuant to this Agreement, the Grantee is and shall be an unsecured general creditor of Tivity Health without any preference as against other unsecured general creditors of Tivity Health, and the Grantee hereby covenants for herself, and anyone at any time claiming through or under the Grantee, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also hereby agrees to be bound by the terms and conditions of the Plan and this Agreement. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Grantee’s rights to benefits under this Agreement and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Grantee.

7.	Restrictions on Issuance or Transfer of Shares of Tivity Health’s Common Stock.

(a) The obligation of Tivity Health to deliver shares of Stock hereunder shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock pursuant to this Agreement, the shares of Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Stock and the payment of cash to the Grantee pursuant to this Agreement, if any, are subject to any applicable taxes and other laws or regulations of the United States and of any state having jurisdiction thereof.

(b) The Grantee hereby (i) agrees to be bound by Tivity Health’s policies as in effect from time to time, including, but not limited to, Tivity Health’s Code of Business Conduct and Tivity Health’s Compensation Recoupment Policy, and (ii) understands that there may be certain times during the year that the Grantee will be prohibited from selling, transferring, donating, assigning, mortgaging, hypothecating or otherwise encumbering Tivity Health’s securities.

8. Agreement Subject to Plan Provisions. The terms of the Plan are incorporated herein by reference, and this Agreement shall be interpreted in accordance with the Plan in all respects. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. This Agreement is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Stock, (c) changes in capitalization of Tivity Health, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of the Restricted Stock Units is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Agreement and the Plan.

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9. No Rights as Stockholder. The Grantee shall not have any rights as a stockholder of Tivity Health, including the right to any cash dividends (except as provided in Paragraph 4 hereof) or the right to vote, with respect to any Restricted Stock Units.

10. No Rights to Continued Employment or Service. This Agreement shall not confer upon the Grantee any right to be retained by or in the employ or service of Tivity Health and shall not interfere in any way with the right of Tivity Health to terminate the Grantee’s employment or service at any time. Except to the extent expressly set forth in the Employment Agreement, the right of Tivity Health to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

11. Confidential Information, Non-Competition and Non-Solicitation. The Grantee affirms her obligations under the Nondisclosure and Noncompete Agreement, dated as of March 8, 2019.

12. Assignment and Transfers. No Restricted Stock Units or dividend equivalents provided for in this Agreement may be transferred, assigned, pledged, or encumbered by the Grantee and the Restricted Stock Units and dividend equivalents shall be distributed during the lifetime of the Grantee only for the benefit of the Grantee. Any attempt to transfer, assign, pledge, or encumber the Restricted Stock Units or dividend equivalents provided for in this Agreement by the Grantee shall be null, void and without effect. The rights and protections of Tivity Health hereunder shall extend to any successors or assigns of Tivity Health and to Tivity Health’s parents, subsidiaries, and affiliates. This Agreement may be assigned by Tivity Health without the Grantee’s consent.

13. Withholding. The Grantee shall be required to pay to Tivity Health, or make other arrangements satisfactory to Tivity Health to provide for the payment of, any federal, state, local or other taxes that Tivity Health is required to withhold with respect to the grant, vesting and distribution of the Restricted Stock Units and dividend equivalents. Notwithstanding anything to the contrary herein or the Plan, until the Grantee has satisfied Tivity Health’s withholding obligation with respect to this Agreement, the Grantee shall not have any rights to sell or transfer any shares of Stock that have been distributed to the Grantee pursuant to this Agreement.

14. Effect on Other Benefits. The value of the Restricted Stock Units and the shares of Stock and dividend equivalents potentially distributable hereunder shall not be considered eligible earnings for purposes of any other plan maintained by Tivity Health, and such value shall not be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

15. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

16. Notice. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To Tivity Health:	Tivity Health, Inc.
701 Cool Springs Blvd
Franklin, Tennessee 37067

To the Grantee:	Dawn M. Zier
(Grantee name and address)	Address on File
at Tivity Health

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17. Section 409A. The amounts payable under this Agreement are intended to be compliant with the requirements of Section 409A of the Code and this Agreement should be interpreted accordingly. If required to avoid the imposition of tax under Section 409A of the Code, any distribution under Paragraph 3 will be delayed until the date that is six months and one day following the Grantee’s separation from service (or, if earlier, the Grantee’s death).

18. Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between Tivity Health and the Grantee concerning the Restricted Stock Units provided for herein, and supersede any prior or contemporaneous negotiations and understandings, including the 2018 PRSU Agreement. Tivity Health and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.

19. Amendment. This Agreement cannot be changed, modified, extended or terminated except upon written amendment executed by the parties hereto. Any such written amendment must be approved by the Committee to be effective against Tivity Health.

20. Counterparts. This Agreement may be executed in counterparts, each of which when signed by Tivity Health and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

21. Consent to Electronic Delivery. The Grantee hereby authorizes Tivity Health to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on Tivity Health’s intranet site. Upon written request, Tivity Health will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to Tivity Health.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Restricted Stock Unit Award Agreement to be duly executed as of the day and year first written above.

TIVITY HEALTH, INC.

By:
Name:
Title:

GRANTEE: Dawn M. Zier

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Signature Page to Restricted Stock Unit Award Agreement (Zier)

EXHIBIT E

Form Release of Claims

In consideration of the payments and other benefits set forth in Section VI.B, Section VI.D, and Section VI.E of the Employment Agreement dated March 8, 2019, to which this form is attached, I, Dawn M. Zier, hereby furnish Tivity Health, Inc. (the “Company”), with the following release and waiver (“Release and Waiver”).

In exchange for the consideration provided to me by the Company, that I am not otherwise entitled to receive, I, on behalf of myself, my executors, heirs, administrators, and assigns, hereby release and forever discharge the Company together with its directors, managers, officers, employees, members, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (the “Released Parties”), from any and all claims, liabilities and obligations, both known and unknown, suspected or claimed against any of the Released Parties related to (a) my employment with the Company or the termination of that employment; (b) my compensation or benefits from the Company or any of the Released Parties, including, but not limited to, salary, bonuses, commissions, vacation pay, severance pay, or fringe benefits, except to the extent provided below; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing, to the extent related to my employment with the Company or the termination of that employment; (d) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy, to the extent related to my employment with the Company or the termination of that employment; (e) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), and the Employee Retirement Income Security Act; each as may be amended from time to time, to the extent related to my employment with the Company or the termination of that employment; and (f) any applicable local, state or federal equal employment opportunity or anti-discrimination law, statute, policy, order, ordinance or regulation, to the extent related to my employment with the Company or the termination of that employment.

Nothing in this Release and Waiver shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws, such as claims for workers’ compensation or unemployment benefits. In addition, nothing in this Release and Waiver will be construed to affect any of the following claims, all rights in respect of which I reserve: (a) reimbursement of unreimbursed business expenses properly incurred prior to my termination date in accordance with the Company’s policy; (b) claims under the [Award Agreements] in respect of vested Restricted Stock Units (as defined in the [Award Agreements]) then held by me and claims in respect of such Restricted Stock Units solely in my capacity as a holder of Restricted Stock Units; (c) claims as an equityholder in the Company (including any rights I have arising under operative documents applicable to me in such capacity); (d) any vested benefits to which I am entitled under any employee benefit plans or programs of the Company in which I participate; (e) any claim for unemployment compensation or workers’ compensation administered by a state government to which I am presently or may become entitled; (f) any claim that the Company has breached this Release and Waiver; and (g) indemnification as an officer or director of the Company (including as a fiduciary of any employee benefit plan), or inclusion as a beneficiary of any insurance policy related to my service in such capacity.

I acknowledge and agree that as of the date I execute this Release and Waiver, I have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraphs, or that I have fully disclosed to the Company, in writing, any such matters.

I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against the Company regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of the Company. I acknowledge that in accordance with 29 C.F.R. § 1625.23(b), this covenant not to sue is not intended to preclude me from bringing a lawsuit to challenge the validity of the release language contained in this Release and Waiver.

Moreover, I agree that this Release and Waiver will not prevent me from filing a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”), or its equivalent state or local agencies, or otherwise participating in an administrative investigation. However, to the fullest extent permitted by law, I agree to relinquish and forgo all legal relief, equitable relief, statutory relief, reinstatement, back pay, front pay, and any other damages, benefits, remedies, and relief to which I may be entitled as a result of any claim, charge, or complaint against the Company and agree to forgo and relinquish reinstatement, all back pay, front pay, and other damages, benefits, remedies, and relief that I could receive from claims, actions, or suits filed or charges instituted or pursued by any agency or commission based upon or arising out of the matters that are released and waived by this Release and Waiver. The parties intend that this paragraph and the release of claims herein be construed as broadly as lawfully possible.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; (c) I have twenty-one (21) days in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the eighth day after I execute this Release and Waiver and the revocation period has expired.

I acknowledge my continuing obligations under that certain Nondisclosure and Noncompete Agreement, dated as of March 8, 2019, by and between me and the Company, as may be amended from time to time (the “Nondisclosure and Noncompete Agreement”), and agree that my right to the severance pay I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my obligations under the Nondisclosure and Noncompete Agreement.

This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by any member of the Company or any other person released hereunder that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company (other than me).

Date:	By:
Dawn M. Zier

Date:	By:
Company Representative

EXHIBIT F

Nondisclosure and Noncompete Agreement

[Attached.]

NONDISCLOSURE AND NONCOMPETE AGREEMENT

This NONDISCLOSURE AND NONCOMPETE AGREEMENT, executed and delivered as of March 8, 2019 (this “Agreement”), by and between Tivity Health, Inc., a Delaware corporation, and its subsidiaries, including, but not limited to, Nutrisystem, Inc., a Delaware corporation (“Nutrisystem”), having a principal place of business at 701 Cool Springs Boulevard, Franklin, Tennessee 37067 (hereinafter called the “Company”), and Dawn M. Zier (hereinafter called “EMPLOYEE”).

WHEREAS, the Company is focused on advancing long-lasting health and vitality and, following the acquisition of Nutrisystem, engaged in the sale of weight loss products and services; and

WHEREAS, EMPLOYEE is desirous of receiving a position with the Company; and

WHEREAS, through such employment, EMPLOYEE will receive special training, knowledge and information, some of which is secret and confidential in nature, including trade secrets and other Confidential Information (as defined below) of the Company; and

WHEREAS, in the performance of her employment by the Company, EMPLOYEE will, through confidences and privity with the special knowledge of the Company, acquire special and confidential knowledge in the market or markets and products the Company is developing and considering developing, which is not common knowledge to the business community and is of great value to the Company; and

WHEREAS, in the course of her employment, EMPLOYEE will necessarily develop relationships with, and acquire confidential information with respect to, the Company’s customers and acquire knowledge of trade secrets and other confidential matters known only to the Company’s employees, which if divulged to persons not employed by the Company would undoubtedly irreparably damage the Company; and

NOW, THEREFORE, the parties intending to be legally bound hereby, agree as follows:

1. EMPLOYEE agrees that she will not during the term of her employment or thereafter:

(a) Divulge to any person, all or any part of any trade secrets or confidential information concerning existing, proposed or new products or markets developed or to be developed by the Company, secret or confidential business procedures or plans relating to the Company’s new or existing markets, new proposed acquisitions or mergers, the name and processes of those with whom the Company is dealing in connection with such new products, markets, procedures or business and all things of a same or similar confidential nature.

(b) Divulge to any person any confidential events, conversations or activities relating to the proposed or existing business of the Company which occurs during the employment of EMPLOYEE or which EMPLOYEE learned of and which occurred prior to the employment of EMPLOYEE.

For the purposes of this agreement, “Confidential Information” shall include the following information: technical information, processes, formulae, compositions, systems, techniques, inventions, computer programs and software developed for the Company, research projects, customer lists, pricing data, sources of supply, personnel records, financial data and information, sales and marketing methods, marketing plans, production, merchandising systems and plans and other information confidential to the Company.

(c) The rights and obligations of the parties under this Agreement regarding confidentiality shall survive and remain in effect should the EMPLOYEE’s employment be terminated by either party. However, upon termination of EMPLOYEE’s employment with the Company, she will be permitted to make a physical or electronic copy of contact information for persons known to her prior to her commencement of employment with the Company.

(d) EMPLOYEE acknowledges that nothing in this Agreement prohibits or restrict Employee at any time from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, or any self-regulatory organization; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal or state law relating to fraud, or any rule or regulation of the Securities and Exchange Commission.

2. (a) EMPLOYEE agrees that she will not at any time during the term of her employment and for a period of two (2) years after the termination of her employment, within the United States, become associated directly or indirectly for herself or as an agent on behalf of, or be employed in, act as a consultant to or as a director of or in connection with any person, partnership, association or corporation engaged in a business substantially similar to or competitive with the business of weight loss/weight management programs or such other business from which the Company derives 20% or more of its annual profits. The geographic limitation of this restriction shall extend to the existing customers or accounts of the Company no matter where located.

(b) During her employment by the Company and for a period of two (2) years immediately following termination of her employment, regardless of the reason, timing or party who initiates termination of employment, EMPLOYEE promises and agrees not to, directly or indirectly, either for EMPLOYEE or any other person or entity, solicit or hire (or attempt to solicit or hire) any employee of the Company or any of its subsidiaries or affiliates (including Nutrisystem) or any person who was an employee of the Company or any of its subsidiaries of affiliates (including Nutrisystem) within six (6) months prior to any such solicitation or hiring (or attempt to solicit or hire) in order to work for a competing business or otherwise induce any employee of the Company to terminate his or her employment with the Company.

(c) The parties hereto recognize that irreparable damage, incapable of being determined, will result to the Company in the event of a breach of paragraph 2(a) and/or (b) of this Agreement, and agree that in the event of such a breach the Company shall be entitled, in addition to any other remedies available to it in law or in equity, to an injunction to restrain the violation by EMPLOYEE or any or all persons acting for her or in her behalf or in concert with her against violating the provisions of this Agreement.

(d) EMPLOYEE agrees not to make any disparaging remarks or statements regarding the Company’s products, business practices, operations, or the professional careers and/or personal lives of any employee, officer or director of the Company to any person or entity, either orally or in writing, except as may be required by law. EMPLOYEE further represents that effective with the signing of this Agreement, EMPLOYEE has not disparaged or subverted the business practices, operations, professional careers and/or personal lives of any employee, officer, director of the Company.

(e) If EMPLOYEE violates these restrictive covenants and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant at issue. Accordingly, the restrictive covenants shall be deemed to have the duration specified above, computed from the date such relief is granted but reduced by the time expired between the date of this Agreement and the date of the first violation of the covenant.

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(f) EMPLOYEE covenants and agrees that any and all photographs, writings, inventions, improvements, processes, work product, intellectual property and/or formulae which she may make, conceive, discover, take or develop, whether solely or jointly with any other person or persons, at any time during her employment, whether during working hours or any other time, whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with the business of the character now or hereafter carried on or contemplated by the Company, including development or expansion of its present business, shall be and hereby are the sole and exclusive property of the Company. EMPLOYEE shall make full and immediate disclosure to the Company of all such photographs, writings, inventions, improvements, processes, work product, intellectual property and formulae, and EMPLOYEE agrees to hold in confidence and not disclose any of the foregoing to a third party. EMPLOYEE further agrees that all photographs, writings, inventions, improvements, intellectual property, work product, processes and formulae are “works made for hire” within the meaning of the Copyright Act of 1976, as amended. EMPLOYEE hereby irrevocably assigns, transfers and sets over absolutely, without further consideration, to Company any and all rights, title and interest in and to all photographs, writings, inventions, improvements, processes, work product, intellectual property or formulae. On Company’s request, EMPLOYEE shall do all such acts and execute, acknowledge and deliver all such instruments in writing as may be necessary to vest in the Company the absolute title thereto, including cooperating with the Company in applying for letters patent, copyright protection or trademark protection for any of the aforesaid photographs, writings, inventions, improvements, processes and formulae.

(g) It is understood and agreed that EMPLOYEE shall not be entitled to any additional or special compensation in regard to any and all such photographs, writings, inventions, improvements, processes and formulae.

3. If any provision of this Agreement shall be held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. In particular, if any court shall determine that the duration or geographical limit of any restriction contained herein above unenforceable, it is the intention of the parties that such restrictive covenant shall not be terminated thereby but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of said covenant in the jurisdiction of the court that has made the adjudication.

4. This Agreement is not intended to impair or restrict EMPLOYEE’s subsequent employment by others so long as the employment is not in conflict with any provision of this Agreement.

5. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof, and any disputes, actions, claims or causes of action arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the United States District Court for the District of Delaware.

6. EMPLOYEE and the Company hereby agree that they shall and do waive trial by jury in any action, proceeding or counterclaim, whether at law or at equity, brought by either of them, or in any manner whatsoever, which arises out of or is connected in any way with this Agreement or with the employment relationship established between them.

7. The failure by the Company to insist upon the strict performance of any of the terms, conditions or provisions of this Agreement, shall not be construed as a waiver or relinquishment of future compliance therewith and said terms, conditions and provisions shall remain in full force and effect. None of the provisions of this Agreement may be altered, amended or discharged except in writing signed by the parties hereto.

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8. In the event the Company is required to enforce the terms and conditions contained in this Agreement through legal proceedings, upon a judgment in favor of the Company, EMPLOYEE shall be responsible for all reasonable attorneys’ fees, court costs and expenses incurred by the Company, and upon a judgment in favor of EMPLOYEE, the Company shall be responsible for all reasonable attorneys’ fees, court costs and expenses incurred by EMPLOYEE.

9. This Agreement contains all the understandings between the parties pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or written, previously entered into by them with respect thereto. For the avoidance of doubt, upon the effectiveness of this Agreement, that certain Nondisclosure and Noncompete Agreement, dated November 1, 2012, between Nutrisystem and EMPLOYEE (the “Prior Agreement”), shall be superseded and replaced in its entirety by this Agreement. Upon such effectiveness, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

EMPLOYEE AFFIRMS THAT SHE HAS READ THIS AGREEMENT IN ITS ENTIRETY, UNDERSTANDS THE NATURE OF THE OBLIGATIONS SHE IS ASSUMING AND AGREES TO ABIDE BY ALL OF THE TERMS AND PROVISIONS HEREINABOVE SET FORTH.

[Signature Page Follows.]

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WHEREFORE, the parties intending to be legally bound hereby, have hereunto set their hands on the date first above written.

EMPLOYEE:

Dawn M. Zier

COMPANY:

Tivity Health, Inc.

Name:
Title:

Signature Page to Nondisclosure and Noncompete Agreement